                                                                   EXHIBIT 10.11

                 MASTER LICENSE AGREEMENT FOR THE TERRITORY OF:
                               DOMINION OF CANADA



                       AGREEMENT DATE: SEPTEMBER 30, 1996


                                    BETWEEN

                      TRAVELODGE HOTELS, INC., AS LICENSOR

                                      AND

             CHARTWELL CANADA HOSPITALITY CORP., AS MASTER LICENSEE

                     TABLE OF CONTENTS

                                                              Page
                                                              ----
1:  GENERAL DEFINITIONS........................................  1

2: MASTER LICENSE..............................................  6
     2.1  GRANT OF MASTER LICENSE..............................  6
          -----------------------
     2.2  EXCLUSIVE RELATIONSHIP...............................  7
          ----------------------
     2.3  TERM.................................................  7
          ----
     2.4  INTENTIONALLY DELETED................................  8
          ---------------------
     2.5  REPRESENTATIONS AND WARRANTIES OF MASTER LICENSEE....  8
          -------------------------------------------------
     2.6  REPRESENTATIONS AND WARRANTIES OF COMPANY............  9
          -----------------------------------------
     2.7  EXISTING FRANCHISE AGREEMENTS........................  9
          -----------------------------

3:  DEVELOPMENT OBLIGATIONS OF MASTER LICENSEE.................  10
     3.1  DEVELOPMENT SCHEDULE.................................  10
          --------------------
     3.2  SITE SELECTION.......................................  10
          --------------
     3.3  UNIT SITE PLANS......................................  11
          ---------------
     3.4  (INTENTIONALLY DELETED.).............................  11
           ---------------------
     3.5  COMPANY APPROVED FRANCHISEES.........................  11
          ----------------------------
     3.6  AREA AGREEMENTS......................................  11
          ---------------

4:  SERVICES AND OBLIGATIONS...................................  12
     4.1  INITIAL SERVICES OF COMPANY..........................  12
          ---------------------------
     4.2  INITIAL AND CONTINUING TRAINING......................  12
          -------------------------------
     4.3  CONTINUING SERVICES OF COMPANY.......................  13
          ------------------------------
     4.4  OPENING INSPECTION OF NEW AND CONVERSION UNITS.......  14
          ----------------------------------------------
     4.5  RESERVATION CENTER...................................  14
          ------------------
     4.6  MARKETING PROGRAMS...................................  16
          ------------------
     4.7  ANNUAL BUDGET AND DEVELOPMENT PLAN...................  16
          ----------------------------------
     4.8  FRANCHISE MARKETING AND SERVICES.....................  17
          --------------------------------
     4.9  ADDITIONS AND MODIFICATIONS TO THE TRAVELODGE SYSTEM.  17
          ----------------------------------------------------
     4.10 ITEMS USED BY UNITS..................................  17
          -------------------
     4.11 COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.....  18
          ------------------------------------------------

5: FEES........................................................  18
     5.1  DEVELOPMENT FEE......................................  18
          ---------------

     5.2  COMPANY INITIAL FEES.................................  18
          --------------------
     5.3  COMPANY CONTINUING FEES..............................  19
          -----------------------
     5.4  (INTENTIONALLY DELETED.).............................  19
           ---------------------
     5.5  FRANCHISE SALES COMMISSIONS..........................  19
          ---------------------------
     5.6  RESERVATION FEES.....................................  19
          ----------------
     5.7  COMPANY MARKETING CONTRIBUTIONS......................  20
          -------------------------------
     5.8  TRANSFER FEE.........................................  20
          ------------
     5.9  (INTENTIONALLY DELETED.).............................  20
           ---------------------
     5.10 TERMINATION AND SIMILAR FEES.........................  21
          ----------------------------
     5.11 INTEREST ON LATE PAYMENTS............................  21
          -------------------------
     5.12 WITHHOLDING TAXES....................................  21
          -----------------
     5.13 CURRENCY AND PLACE OF PAYMENT........................  21
          -----------------------------
     5.14 PAYMENT APPROVALS....................................  21
          -----------------

6: SYSTEM STANDARDS/MANUALS....................................  22
     6.1  SYSTEM STANDARDS AND DEVELOPMENT OF TERRITORY SYSTEM
          ----------------------------------------------------
           STANDARDS MANUAL....................................  22
           ----------------
     6.2  MODIFICATION OF THE TERRITORY SYSTEM STANDARDS MANUAL  22
          -----------------------------------------------------
7: MARKS.......................................................  23
     7.1  OWNERSHIP OF THE MARKS...............................  23
          ----------------------
     7.2  REGISTRATION.........................................  23
          ------------
     7.3  LICENSING OF FRANCHISEES.............................  24
          ------------------------
     7.4  REGISTRATION OF AUTHORIZED USER INSTRUMENTS..........  24
          -------------------------------------------
     7.5  INFRINGEMENTS........................................  24
          -------------
     7.6  USE OF THE MARKS.....................................  24
          ----------------
     7.7  LOCAL MARKS..........................................  25
          -----------
8: INSURANCE OBLIGATION........................................  25

9: CONFIDENTIAL INFORMATION....................................  26

10:  RELATIONSHIP OF THE PARTIES/INDEMNIFICATION...............  27
     10.1  INDEPENDENT CONTRACTORS.............................  27
           -----------------------
     10.2  MASTER LICENSEE'S INDEMNIFICATION OF COMPANY AND THE
           ----------------------------------------------------
            MARKS OWNER........................................  27
            -----------
     10.3  SPECIAL INDEMNITY...................................  28
           -----------------
     10.4  COMPANY'S INDEMNIFICATION OF MASTER LICENSEE........  28
           --------------------------------------------

11:  FRANCHISE AGREEMENTS......................................  28
     11.1  FRANCHISE AGREEMENTS UTILIZED BY MASTER LICENSEE....  28
           ------------------------------------------------
     11.2  TERMINATION/EXPIRATION OF FRANCHISES................  29
           ------------------------------------
     11.3  ENFORCEMENT, INSPECTION AND ASSISTANCE BY MASTER
           ------------------------------------------------
            LICENSEE...........................................  29
            --------

     11.4  UNITS OPERATED BY AFFILIATES........................  30
           ----------------------------
     11.5  FRANCHISE SERVICES..................................  30
           ------------------
     11.6  GUEST ROOM REGISTRATION FORMS.......................  30
           -----------------------------

12: REPORTS....................................................  31

13: INSPECTIONS AND AUDITS.....................................  31

14: ASSIGNMENTS................................................  32
     14.1  ASSIGNMENT BY COMPANY...............................  32
           ---------------------
     14.2  ASSIGNMENT BY MASTER LICENSEE.......................  32
           -----------------------------
     14.3  ASSIGNMENT TO AN AFFILIATE..........................  32
           --------------------------

15: TERMINATION................................................  33
     15.1  BY COMPANY..........................................  33
           ----------
     15.2  BY MASTER LICENSEE..................................  33
           ------------------
     15.3  IN THE EVENT OF WAR.................................  33
           -------------------

16: RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION......  34
     16.1  PAYMENT OF AMOUNTS DUE TO COMPANY...................  34
           ---------------------------------
     16.2  CHANGE OF IDENTIFICATION............................  34
           ------------------------
     16.3  DISCONTINUANCE OF USE OF TRAVELODGE SYSTEM..........  35
           ------------------------------------------
     16.4  COVENANT NOT TO COMPETE.............................  35
           -----------------------
     16.5  RIGHTS UPON TERMINATION OR EXPIRATION...............  35
           -------------------------------------
     16.6  CLOSING.............................................  35
           -------
     16.7  PRICE FOR ASSIGNMENT OF FRANCHISES..................  35
           ----------------------------------
     16.8  (INTENTIONALLY DELETED.)............................  36
            ---------------------
     16.9  CONTINUING OBLIGATIONS..............................  36
           ----------------------
     16.10 EARLY TERMINATION BY MASTER LICENSEE................  36
           ------------------------------------

17: GENERAL PROVISIONS........................................  36
     17.1  SEVERABILITY........................................  36
           ------------
     17.2  SUBSTITUTION OF VALID PROVISION.....................  37
           -------------------------------
     17.3  FORCE MAJEURE.......................................  37
           -------------
     17.4  CUMULATIVE REMEDIES.................................  37
           -------------------
     17.5  ATTORNEYS' FEES.....................................  37
           ---------------
     17.6  GOVERNING LAW.......................................  38
           -------------
     17.7  INTERPRETATION......................................  38
           --------------
     17.8  INFORMAL DISPUTE RESOLUTION.........................  38
           ---------------------------
     17.9  ARBITRATION.........................................  38
           -----------
     17.10 DELIVERY OF NOTICES AND PAYMENTS....................  39
           --------------------------------
     17.11 WAIVER..............................................  40
           ------

     17.12 U.S. GOVERNMENT REGULATIONS.........................  40
           ---------------------------

EXHIBITS ATTACHED:

     A    LIST OF MARKS
     B    GUARANTY
     C    FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     D    TRADEMARK LICENSE AGREEMENT
     E    FORM OF UNIT SOFTWARE LICENSE AGREEMENT
     I    INITIAL AGREEMENTS


EXHIBITS TO BE ATTACHED:

     F    ANNUAL BUDGET AND DEVELOPMENT PLAN
     G    FRANCHISE AGREEMENT FORM

                 MASTER LICENSE AGREEMENT FOR THE TERRITORY OF
                             THE DOMINION OF CANADA

     THIS AGREEMENT is made and entered into as of September 30, 1996 (the "AGREEMENT DATE"), by and between TRAVELODGE HOTELS, INC., a corporation organized under the laws of the State of Delaware, U.S.A., with its office at 339 Jefferson Road, Parsippany, New Jersey, U.S.A. 07054 ("COMPANY"), and CHARTWELL CANADA HOSPITALITY CORP., a corporation organized under the laws of Delaware, with its principal office at 500, 5940 Macleod Trail South, Calgary, Alberta Canada T2H 2G4 ("MASTER LICENSEE").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Company has developed a system for providing and marketing lodge, hotel, suite, resort and lodging services and related ancillary services under the name and style Travelodge(R) Hotel, Travelodge(R) Motor Hotel, Travelodge(R) Motel, Travelodge(R) Suites Hotel, Travelodge(R) Suites Motel and Thriftlodge(R) facilities. Company franchises the operation of hotel, suite, resort and lodging facilities worldwide in accordance with such System, which is referred to as the Travelodge System (as more particularly defined below); and

     WHEREAS, Company desires to expand through the development of lodge, hotel, suite, and resort facilities (which are sometimes collectively referred to herein as "lodging facilities") operated under the Travelodge System and the Marks in the Territory defined below; and

     WHEREAS, Master Licensee recognizes the distinctiveness, confidentiality, and value of the Travelodge System; the advantages which may be obtained by using the Travelodge System in, and, if necessary, by adapting it to, the Territory; and desires to acquire a master license to use and, if necessary, to adapt the Travelodge System and the Marks for the purpose of franchising lodging facilities in the Territory.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:


                        ARTICLE 1:  GENERAL DEFINITIONS

     Unless defined below, terms used in this Agreement are defined and construed in the context in which they appear. As used in this Agreement, the following terms shall have the meanings defined in this Article 1 unless a different meaning is plainly required by the context:

     1.1 "AFFILIATES" shall mean and include partnerships, corporations and other legal entities that directly or indirectly control, are controlled by or are under common control with either of the parties hereto.

     1.2 "AGREEMENT YEAR" shall mean the twelve month period commencing on January 1 of each calendar year, except that the first Agreement Year shall commence on the Agreement Date and conclude on the December 31 following the Agreement Date.

     1.3 "AREA AGREEMENT" shall mean any area development or similar agreement between Master Licensee and a third party (including its affiliates) providing for the grant of exclusive or non-exclusive rights to develop or operate Units within any area, region or political jurisdiction within the Territory.

     1.4 "AREA CONTINUING FEES" shall mean all fees periodically paid to Master Licensee under an Area Agreement with respect to Gross Room Revenues of Units or on another basis relating to such Area Agreement.

     1.5 "AREA FEES" shall mean, collectively, the Area Initial Fees and the Area Continuing Fees.

     1.6 "AREA FRANCHISEE" shall mean the party with which Master Licensee enters into an Area Agreement.

     1.7 "AREA INITIAL FEE" shall mean the fee payable by an Area Franchisee in connection with the execution of an Area Agreement comparable to fees paid by a Franchisee as described in Paragraph 1.23.

     1.8 "CENTRAL RESERVATION SYSTEM" shall mean the computer system used by Company to accept, store and communicate reservations for System Units generally, or its technological equivalent.

     1.9  (Intentionally Deleted)

     1.10 "COMPANY CONTINUING FEES" shall mean the fees that Master Licensee shall pay to Company on a monthly basis pursuant to Paragraph 5.3 as consideration for the services Company shall provide to Master Licensee and for the license of the Marks to Master Licensee.

     1.11 "COMPANY INITIAL FEE" shall mean the fee that Master Licensee shall pay to Company pursuant to Paragraph 5.2 for each Unit as consideration for the services Company shall provide in connection with the development and opening of such Unit.

     1.12 "COMPANY MARKETING CONTRIBUTION" shall mean the contribution Master Licensee shall make to Company pursuant to Paragraphs 4.6 and 5.6 as consideration for certain advertising and marketing services provided to Master Licensee as described therein.

     1.13 "COMPANY RESERVATION FEES" shall mean the Franchise Reservation Fees that Master Licensee collects from Franchisees that are payable to Company on a monthly basis for certain services of the Central Reservation System provided by Company pursuant to Paragraph 5.6 and which are not included in the Company Marketing Contribution.

     1.14 "CONTINUING FRANCHISE FEE" shall mean the monthly fee that each Franchisee shall pay to Master Licensee pursuant to its Franchise Agreement, which fee shall be based on a percentage of Gross Room Revenues of the Franchisee's Unit and paid as consideration for the services Master Licensee shall provide to Franchisee and for the use of the Marks licensed under the Franchise Agreement.

     1.15  (Intentionally Deleted.)

     1.16 "DEVELOPMENT FEE" shall mean the non-refundable initial development and service fee that Master Licensee shall pay to Company pursuant to Paragraph
5.1 as consideration for Company's grant of the master license to Master Licensee for the Territory and the services Company shall provide to Master Licensee.

     1.17 "DOLLARS" or "$" shall mean the legal currency of Canada, unless the legal currency of the United States is specified.

     1.18 "FRANCHISE AGREEMENT" shall mean each franchise agreement to be entered into and used by Master Licensee to grant franchises to Franchisees as approved by Company pursuant to Paragraph 11.1 hereof.

     1.19 "FRANCHISEE" shall mean the party authorized by a Franchise Agreement to operate a Unit, including Affiliates of Master Licensee, which term shall, to the greatest extent possible, also include Area Franchisees unless the context clearly otherwise requires.

     1.20 "FRANCHISE FEES" shall collectively refer to the fees payable by Franchisees to Master Licensee pursuant to the Franchise Agreements, including, without limitation, Initial Franchise Fees, Franchise Reservation Fees, Franchise System Fees and Continuing Franchise Fees. This term does not include management fees paid to Master Licensee or an Affiliate for management services actually performed in addition to the services provided to a Franchisee under a Franchise Agreement.

     1.21 "FRANCHISE RESERVATION FEES" shall mean the monthly fees that each Franchisee shall pay to Master Licensee pursuant to its Franchise Agreement, for charges and commissions in addition to the Franchise System Fees, as described in Paragraph 5.6.

     1.22 "FRANCHISE SYSTEM FEES" shall mean the monthly fees paid by each Franchisee for marketing and reservation services based on a percentage of Gross Room Revenues or a fixed amount pursuant to the terms of the applicable Franchise Agreement, as described in Paragraph 4.6 hereof.

     1.23 "GROSS ROOM REVENUES" shall mean all gross revenues (from both cash and credit transactions) from the use, occupancy or rental of guest rooms at Units, excluding food and beverage charges, entertainment charges, banquet and meeting room charges, incidental service charges (valet, telex, facsimile, concierge service charges and the like), telephone service fees and charges and sales, occupancy, use and value-added taxes.

charges and sales, occupancy, use and value-added taxes.

     1.24  (Intentionally Deleted.)

     1.25 "INITIAL FRANCHISE FEE" shall mean certain non-refundable fees paid by a Franchisee to Master Licensee as follows: (a) the initial franchise fee, in consideration for the grant of a franchise to operate a Unit; (b) a transfer or relicense fee, in consideration for the authorization to transfer or relicense the Unit, the franchise or assign the Franchise Agreement to a new owner; (c) the renewal fee, if any, in consideration for the extension, modification or renewal of the Franchise Agreement; and (d) the license fee paid by the licensee of the Unit Reservation Software.

     1.26 "LEGAL REQUIREMENTS" shall mean all laws, ordinances, regulations, rules, administrative orders, decrees and policies of any Territory government, governmental agency or department.

     1.27 "LIBOR" shall mean, in respect of any relevant sum or any relevant period, the rate shown on page "3750" (or any equivalent successor page thereto) on the Telerate Monitor Screen as being the rate per annum at which Dollar deposits are offered for one month at or about 11:00 a.m. (London time) on the day before the first day of such period.

     1.28 "LOCAL MARKS" shall mean the trademarks, service marks, trade names, logos, slogans and commercial symbols developed or acquired from time to time by Master Licensee (whether any such Local Marks are registered or not), as approved by Company pursuant to Paragraph 7.7, for use in the Territory to identify Units and the services and products offered, sold or used therein.

     1.29 "MARKS" shall mean the trademarks, service marks, trade names, logos, slogans and commercial symbols listed on Exhibit A hereto (whether any such Marks are registered or not), as the same shall be amended from time to time, and such other trademarks, service marks, trade names, logos, slogans and commercial symbols as Company may authorize for use from time to time to identify Units and the services and products offered, sold or used therein.

     1.30 "MARKS OWNER" shall mean Company or its successors and assigns as owner of the Marks in the Territory.

     1.31 "STAR RATING" shall mean the five star hotel rating system as used by the tourism ministry of the national government of the Territory, or its functional equivalent as selected by Company in its sole discretion.

     1.32 "SYSTEM STANDARDS" shall mean the standards specified in writing from time to time by Company as the same may be amended, modified, supplemented or deleted from time to time, including, without limitation, standards relating to:
(a) "QUALITY STANDARDS" for Units, which include the design standards and other standards for cleanliness, maintenance, supplies, types of permitted concessions, food and beverage services, vending machines, uniforms, staffing, employee training, employee language capability, furniture, fixtures and equipment, decor, guest services, operations, guest comfort and the like;
(b) "MARKS STANDARDS" for interior and exterior Mark-bearing signs, china, linens, utensils, glassware, uniforms, stationery, supplies, advertising materials and other items, including the right to specify which items shall omit or bear the Marks and how the Marks are displayed thereon; (c) "DESIGN STANDARDS" for new, conversion, upgraded or modified facilities, including standards for all aspects of unit design, construction materials, landscaping, interior decor, original and replacement furniture, fixtures and equipment, uniforms, amenities, supplies and the like; and (d) "TECHNOLOGY STANDARDS" for communications, point of sale terminals and computer hardware and software for various applications, including, without limitation, rooms management, records maintenance, marketing data collection and storage, accounting, budgeting and reservation system access.

     1.33 "TERRITORY" shall mean the Dominion of Canada ("CANADA") subject to Paragraph 3.1.

     1.34 "TERRITORY RESERVATION SYSTEM" shall mean the computer system or its technological equivalent to be operated by Company or Master Licensee that functions to accept, store and communicate lodging reservations either originated in the Territory or intended for Units in the Territory, as described in Paragraph 4.5.

     1.35 "TERRITORY SYSTEM STANDARDS" shall mean the System Standards, as adapted to the Territory by Master Licensee and approved by Company in accordance with the procedure described in Paragraph 6.1 hereof.

     1.36 "TRAVELODGE SYSTEM" shall mean a comprehensive system for providing lodging facility services which at present includes: (a) the Marks; (b) other intellectual property, including copyrights, confidential information, "System Standards Manuals" and know-how; (c) advertising, publicity and other marketing materials and programs; (d) design, construction operations, guest service, technology and appearance standards defined as "System Standards" below; (e) training programs and materials; (f) quality assurance standards, inspection methods and scoring systems and other programs intended to establish, measure and report on the quality of units and services provided to guests; (g) a computerized central guest room reservation system; (h) consulting programs; and
(i) operating guidelines, specifications and policies.

     1.37 "UNIT" shall mean a hotel, suites or resort lodging facility located in the Territory approved and authorized by Master Licensee or Company to operate as a Travelodge or Thriftlodge facility that meets Territory System Standards and is subject to an executory Franchise Agreement.

     1.38 "UNIT RESERVATION SOFTWARE" shall mean the computer software or its technological equivalent licensed by Master Licensee to Franchisees that permits each Unit to communicate with the Territory Center or the Central Reservation System.

                           ARTICLE 2: MASTER LICENSE

     2.1  GRANT OF MASTER LICENSE. (a) Subject to all of the terms and
          -----------------------
conditions hereof, Company grants to Master Licensee, for and during the Term, the exclusive right within the Territory to grant Travelodge System franchise, license, area development and franchise brokerage rights, for the construction, conversion, development, operation and marketing (subject to Article IV) of Units in the Territory. Master Licensee may not license or franchise any other party to grant subfranchises or sublicenses. Except as otherwise provided herein, including, without limitation, Paragraphs 3.4 and 3.5 hereof, and provided that Master Licensee is in compliance with this Agreement, Company and its Affiliates, and Company's direct and indirect subsidiaries shall not develop, manage or locate, or grant a license or franchise for, any Travelodge System lodging facility in the Territory; provided, however, Company and other
                                          --------
Travelodge System area, master and unit licensees and franchisees having units located outside the Territory may advertise within the Territory. Nothing contained in this Agreement restricts or affects the rights of Company to grant Travelodge System franchises and licenses outside the Territory, or the rights of Company and Company's Affiliates and their licensees the right to grant any franchise or license of any kind or nature whatsoever other than Travelodge System franchises, licenses, area development and franchise brokerage rights, within the Territory.

     (b) Master Licensee shall not enter into any Area Agreement for any area, region or political jurisdiction within the Territory without the prior written consent of Company, which will not be unreasonably withheld.

     (c) Master Licensee's right and license to grant franchises is subject to the execution by each Franchisee and Area Franchisee of a legally binding acknowledgment (in the form prescribed by Company stating that, if the rights of Master Licensee under the Franchise Agreement or Area Agreement become vested in Company, Company is entitled to exercise all of such rights of Master Licensee (including any rights of termination) in accordance with the Franchise Agreement or Area Agreement and may enforce same against Franchisee or the Area Franchisee without the consent of or reference to Master Licensee.

     (d) The master license herein granted is limited to the Territory and confers no rights upon Master Licensee to use or license the use of the Travelodge System or the Marks outside the Territory, or to operate or franchise others to operate Units outside the Territory. Master Licensee shall use the Travelodge System only in the Territory in connection with the franchising and marketing of Units. Master Licensee will not, directly or indirectly: use any part of the Travelodge System outside the Territory (except for advertising outside the Territory in accordance with the terms hereof); communicate any part of the Travelodge System to any other natural or legal person except Master Licensee's employees and Franchisees for use inside or outside the Territory; or seek to establish or obtain proprietary rights, registration of any of the Marks or other evidence of Travelodge System ownership anywhere in the world except as expressly authorized by Company in writing in advance. Master Licensee shall cause Affiliates,

Area Franchisees and Franchisees to strictly comply with the restrictions described in the foregoing sentence.

     (e) The master license and the Travelodge System does not include a purchasing, procurement, preferred vendor program of the type operated by Company's Affiliate, HFS Incorporated under the trade name "HFS Purchasing Services." Such purchasing, procurement, preferred vendor program is reserved for such Affiliate and must be offered and licensed to another party which holds the rights for the name and mark "HFS Purchasing" in the Territory. Company reserves the right to designate its Affiliate or the Affiliate's Licensee as an "Approved Supplier" for Units in the Territory, and to designate preferred vendors in the Territory. Nothing contained in this Agreement shall prevent or prohibit Master Licensee from offering its own purchasing service program to Franchisees. Master Licensee shall have the right to designate the exclusive purchasing source for Mark-bearing items and promotional items bearing Marks or the "Sleepy Bear" for Units in the Territory.

     (f) To induce Company to enter into this Agreement, Master Licensee shall cause CHARTWELL LEISURE INC., a Canadian corporation (the "GUARANTOR") to execute and deliver a guaranty of Master Licensee's performance and payment obligations under this Agreement in the form of that certain Guaranty and Assumption of Master Licensee's Obligations attached hereto as Exhibit B. To the extent obligations are imposed on Affiliates in the Agreement, Master Licensee shall cause Affiliates to perform such obligations as described herein.

     2.2  EXCLUSIVE RELATIONSHIP.  Master Licensee shall devote reasonable time,
          ----------------------
resources, energies and attention to the conduct of business as contemplated by and pursuant to the terms of this Agreement but may engage in any other trade, business, profession or endeavor.

     2.3  TERM.  The initial term of this Agreement shall commence on the
          ----
Agreement Date and expire on December 31, 2026 (the "INITIAL TERM"). Master Licensee shall have the right to automatic renewal of the master license for renewal terms (each a "RENEWAL TERM") of fifteen (15) years as long as the following conditions are satisfied as of and at all times after the date which is six (6) months before the expiry of the Term (the "NOTICE DATE"): (a) Master Licensee is in existence; (b) all required governmental approvals have been obtained; (c) No valid notice of default delivered by Company to Master Licensee under Paragraph 15.1 remains uncured at the expiration date of the Initial or any Renewal Term, provided that if a default notice has been issued under Paragraph 15.1, the expiry of the Term will be extended to match the expiry of the cure period described in the default notice, but not more than ninety (90) days after the original expiry of the Term; (e) At least five (5) Units are open and operating at the expiry of the Initial or Renewal Term; and (f) The Renewal Term is not prohibited under applicable Legal Requirements then in effect. Company shall give written notice to Master Licensee if it determines that the conditions for renewal will not be satisfied as of, or at any time after the Notice Date. Master Licensee shall obtain all required governmental approvals for the Initial and all Renewal Terms. The Initial Term and the Renewal Terms are collectively referred to herein as the "TERM". Master Licensee may give Company written notice of its intent not to renew not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the Initial Term or any Renewal Term. Company may commence remarketing the master license rights to the Territory and may enter into a replacement master license to take effect upon the expiry of the Term after receipt of the notice of non-renewal from Master Licensee, or after the Notice Date if Company determines that there is a reasonable prospect that Master Licensee will be unable or unwilling to satisfy the conditions for renewal.

     2.4  INTENTIONALLY DELETED.
          ---------------------

     2.5  REPRESENTATIONS AND WARRANTIES OF MASTER LICENSEE. Master Licensee
          -------------------------------------------------
hereby represents and warrants to Company as follows:

     (a) Master Licensee is duly organized, validly existing and in good standing under the laws of Canada, has all necessary power and authority to enter into and perform its obligations under this Agreement and all documents executed in connection herewith, and to carry on its business and to own and lease its properties, as presently conducted, owned and leased.

     (b) There are no proceedings pending seeking to dissolve or to liquidate Master Licensee, and no action has been taken by the Board of Directors or the shareholders of Master Licensee authorizing any such proceedings.

     (c) The persons executing this Agreement and all other documents executed in connection herewith on behalf of Master Licensee have been duly authorized to perform such actions on behalf of Master Licensee. This Agreement and all other documents executed in connection herewith constitute the valid, legal and binding obligations of Master Licensee and, to the best knowledge of Master Licensee, are enforceable in accordance with their respective terms, subject to applicable bankruptcy laws and general principles of equity.

     (d) Neither the execution, delivery or performance of this Agreement or any other document executed in connection herewith, nor the consummation of the transactions contemplated therein, will violate Master Licensee's Articles of Incorporation or By-laws, or constitute or create a violation of or default under, with the giving of notice, the passage of time or both, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guarantee, lease (capital or operating) or any other document or instrument, or any law, rule, regulation, ordinance, or any judicial or administrative decree, rule or order to which Master Licensee is a party or by which it or its properties is or may be bound.

     (e) There is no arbitration, litigation or administrative proceeding pending, or to the knowledge of Master Licensee, threatened, in which Master Licensee is or may be a party, or which may affect Master Licensee or its property, which would adversely affect the ability of Master Licensee to enter into or perform its obligations under this Agreement or any other document executed in connection herewith, or have a material adverse effect on the business, prospects or finances of Master Licensee if determined adversely to Master Licensee. Master Licensee is not the subject of any pending bankruptcy, insolvency, receivership or similar proceeding, and is not a party to, subject to, or in default in any material respect with, any writ, injunction, decree, judgment, award, determination, direction or demand of any arbitrator, court or governmental agency or instrumentality.

     (f) All information provided to Company regarding Master Licensee, its directors, shareholders and officers is true, complete and correct. All capital stock of Master Licensee now outstanding has been validly issued, is fully paid and non-assessable, and the shareholder's equity amount shown on any balance sheet provided to Company has actually been received or earned by Master Licensee.

     (g) Master Licensee is not in default under, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute or create a default under, any deed of trust, mortgage, lease, security agreement, note, preferred stock, bond, indenture, guaranty or other instrument issued by Master Licensee.

     2.6  REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents
          -----------------------------------------
and warrants to Master Licensee as follows:

     (a) Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary power and authority to enter into and perform its obligations under this Agreement and all other documents executed in connection herewith and to carry on its business and to own and lease its properties, as presently conducted, owned and leased.

     (b) There are no proceedings pending seeking to dissolve or to liquidate Company, and no action has been taken by the Board of Directors or the shareholders of Company authorizing any such proceedings.

     (c) The persons executing this Agreement and all other documents executed in connection herewith on behalf of Company have been duly authorized to perform such actions on behalf of Company. This Agreement and all other documents executed in connection herewith constitutes the valid, legal and binding obligations of Company and, to the best knowledge of Company, are enforceable in accordance with their respective terms, subject to applicable bankruptcy laws and general principles of equity.

     (d) Neither the execution, delivery or performance of this Agreement or any document executed in connection herewith, nor the consummation of the transactions contemplated therein, will violate Company's Articles of Incorporation or By-laws, or constitute or create a violation of or default under, with the giving of notice, the passage of time or both, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guarantee, lease (capital or operating) or any other document or instrument, or any law, rule, regulation, ordinance, or any judicial or administrative decree, rule or order to which Company is a party or by which it or its properties is or may be bound.

     (e) Except for pending administrative actions in respect of applications for registration of the Marks, there is no arbitration, litigation or administrative proceeding pending, or to the knowledge of Company, threatened, in which Company is or may be a party, or which may affect Company or its property, which would adversely affect the ability of Company to enter into or perform its obligations under this Agreement.

     (f) All information provided to Master Licensee regarding Company, its directors, officers and shareholders is true and correct.

     2.7  EXISTING FRANCHISE AGREEMENTS.  There are as of the date of this
          -----------------------------
Agreement twenty-four (24) Units listed on Exhibit I-A (the "GROUP A UNITS"); twenty-five Units listed on Exhibit I-B (the "GROUP B UNITS"); and twenty-five Units listed Exhibit I-C (the "GROUP C UNITS") (collectively, the "INITIAL AGREEMENTS"). Effective as of 11:59 pm, New York time, September 30, 1996, Company assigns and Master Licensee assumes the Initial Agreements. The assignment of each Initial Agreement shall be accomplished by means of an Assignment and Assumption Agreement in substantially the form of Assignment and Assumption Agreement attached hereto as Exhibit C, completed and signed by Company as Assignor and Master Licensee as Assignee. The income, cash, and accrued Franchise Fees under the Group A Initial Agreements accruing through September 30, 1996 shall belong to Company. Franchise Fees collected by Master Licensee in respect of each Group A Initial Agreement on and after October 1, 1996 shall be remitted to Company until Company's receivables accrued with respect to such Initial Agreement as of September 30, 1996 have been liquidated. The parties shall account for Franchise Fees under the other Initial Agreements accrued as of September 30, 1996 under the terms of the Franchise Development Agreement in effect through the Agreement Date. Master Licensee shall indemnify and hold Company and its parent corporation harmless from and against any claims, liabilities, damages, judgments, settlements, costs of defense and investigation arising from the Initial Agreements, provided that the transactions or occurrence giving rise to such claims occurs after the date of this Agreement. Company likewise shall indemnify and hold Master Licensee and its parent corporations harmless from and against any claims, liabilities, damages, judgments, settlements, costs of defense and investigation arising from the Initial Agreements, provided that the transactions or occurrence giving rise to such claims occurs before the date of this Agreement. In the event a claim arises in which the transactions or occurrence happened before and after the date of this Agreement, the parties shall split the cost of defense and resolution equally, unless and until an arbitration proceeding pursuant to Paragraph 17.09 apportions the costs of defense and resolution differently based on the comparative fault of the parties, as determined by the arbitrator. Nothing contained in this Agreement shall modify the liabilities of any third party under any indemnification agreement associated with the acquisition of the Initial Agreements by Company.


             ARTICLE 3:  DEVELOPMENT OBLIGATIONS OF MASTER LICENSEE

     3.1  DEVELOPMENT SCHEDULE. Master Licensee must maintain in effect
          --------------------
Franchise Agreements such that at least five (5) Units are open and operating at any time during the Term. A room shall be considered "open" when it meets Territory System Standards for immediate rental to and occupancy by Unit guests. If and for so long as fewer than five (5) Units are open at any time, then Company may, at its discretion, terminate this Agreement upon written notice to Master Licensee.

     3.2  SITE SELECTION. Master Licensee shall be responsible for the selection
          --------------
or approval of suitable sites for Units, of proposed franchisees and the Units. Master Licensee shall submit to Company such site information, franchisee application materials and other information as Master

Licensee uses for consideration of each proposed site, franchisee and Unit. If Company finds, in its reasonable discretion, that Master Licensee has demonstrated that it is unable to select and approve sites that result in the construction or conversion and opening of a Unit within a reasonable time after the Franchise Agreement is signed, then Company may by written notice to Master Licensee require prior approval of sites by Company. For the purpose of this Paragraph, Company may require such prior approval if less than seventy percent (70%) of the guest rooms scheduled to open in any Agreement Year pursuant to Franchise Agreements signed by Master Licensee actually open within 60 days of their required opening dates as established in the respective Franchise Agreements.

     3.3  UNIT SITE PLANS.  All Units shall be newly constructed facilities or
          ---------------
conversions of existing facilities renovated to meet Territory System Standards. Master Licensee shall prepare or cause Franchisees to prepare "SITE PLANS," consisting of a site plan and architectural plans and specifications for each new construction Unit, or photographs, renovation plans, color boards and a list of improvements and replacements for each conversion Unit. Such Site Plans or a summary must be submitted to Company, at its request, and shall be reviewed, commented upon and approved by Master Licensee prior to the commencement of any construction or renovation. If Company finds, in its reasonable discretion, that Master Licensee demonstrates that it is unable to review, comment upon and approve Site Plans that meet Territory System Standards from time to time, then Company may by written notice to Master Licensee require prior approval of Unit Site Plans by Company. Where Company has required its approval prior of Unit Site Plans, if Master Licensee has not received written disapproval, comments or modifications from Company within thirty (30) days after the date of receipt (as shown by courier delivery and receipt records) by Company at its headquarters in the United States or such other location as Company may designate, of such Unit Site Plans, Company shall be deemed to have approved such plans. Master Licensee will develop, operate or franchise only those Units for which Site Plans have been approved by Company. Company may, in its sole discretion, delegate in writing sole responsibility for approval of Unit Site Plans to Master Licensee.

     3.4  (INTENTIONALLY DELETED.)
          ------------------------

     3.5  COMPANY APPROVED FRANCHISEES. Notwithstanding any rights granted to
          ----------------------------
Master Licensee under this Agreement, Company shall have the right to require that Master Licensee enter into a Franchise Agreement with any person or entity that Company specifies in writing; provided that (i) such proposed Franchisee
                                   --------
meets the qualifications and standards for Franchisees, if any, established by Master Licensee and approved by Company prior thereto, (ii) the location of the proposed Unit does not conflict with any territorial rights granted to a Franchisee or Area Franchisee, and (iii) the location of the proposed Unit does not violate the encroachment or impact policy, if any, adopted by Master Licensee for the Territory. Master Licensee, in granting any such Franchise Agreement to a Company-specified Franchisee, will not unreasonably withhold, delay or condition its consent to any variations from the terms of Master Licensee's then current form of Franchise Agreement. Any such Units will be counted toward satisfaction of the obligations of Master Licensee under Paragraph 3.1 regarding the number of open Units.

     3.6  AREA AGREEMENTS. Master Licensee may enter into Area Agreements with
          ---------------
the consent of Company, which will not be unreasonably withheld or delayed. Master Licensee shall submit the final form of Area Agreement to Company for its approval as a condition precedent to its effectiveness. Each Area Agreement shall provide for the execution of a Franchise Agreement for each Unit opened under the Area Agreement. Area Fees payable by an Area Franchisee in connection with the execution of an Area Agreement or without regard to whether any Units relating to such Area Agreement are open shall be deemed Area Initial Fees and a share paid to Company as Company Initial Fees according to Paragraph 5.2. Periodic payments payable to Master Licensee under an Area Agreement relating to the Gross Room Revenues of a related Unit or on another basis accruing after the Opening of the Unit shall be deemed Area Continuing Fees and a share paid to Company as Company Continuing Fees according to Paragraph 5.3. Master Licensee shall diligently monitor and strictly enforce development and other obligations of an Area Franchisee as set forth in the Area Agreement. No failure of an Area Franchisee to perform its development obligations shall excuse or extend the time for compliance with the Development Schedule requirements of Paragraph 3.1. Within ten (10) days after execution of any Area Agreement, Master Licensee shall provide Company with a copy thereof. Master Licensee hereby covenants that during the Term it shall not accept an equity or other investment in itself, any Affiliate or any other entity in lieu or substitution of, in whole or in part, any Area Initial Fee or Area Continuing Fee. Except as provided in the preceding sentence, equity investments made by third parties in Master Franchisee, any Affiliate or any other entity shall not be included in the determination of Area Initial Fees or Area Continuing Fees hereunder.


                     ARTICLE 4:  SERVICES AND OBLIGATIONS

     4.1  INITIAL SERVICES OF COMPANY. Company shall instruct and consult with
          ---------------------------
Master Licensee's personnel on adaptation of the Travelodge System to the operation of lodging facilities in the Territory and the development, operation and franchising of Units. Such instruction and consultation shall be communicated through written and other means and shall relate to: (a) site selection; (b) lodging facility design, engineering, site planning, interior design, layout, decor and lighting; (c) furniture, fixtures and equipment; (d) reservation and room sales management; (e) lodging facility security and safety procedures and standards; (f) product supply; (g) employee and Franchisee training and employee utilization; (h) Unit periodic reports; (i) advertising, promotion, public relations, and marketing; J) auditing, inspection, franchise services, guest services, and other Unit services; (k) operating procedures; (L) franchise marketing and compliance programs and procedures; and (m) reservation center computer hardware and software systems and programs. Instruction and consultation by Company personnel shall be provided solely in the U.S. (other than in connection with initial certification inspections of new Units) through the initial training program described in Paragraph 4.2 and by telephone, facsimile transmission, telex and correspondence.

     4.2  INITIAL AND CONTINUING TRAINING. Master Licensee, within sixty (60)
          -------------------------------
days after execution of this Agreement, shall designate and notify Company in writing of at least one (1) trainee, up to a limit of five (5) trainees, to attend an initial training program devised by Company. The first trainee Master Licensee sends to attend Company's initial training program must commence training within one hundred twenty (120) days after execution hereof, provided that Company shall have at least thirty (30) days' prior written notice of the date Master Licensee desires its first trainee to commence training. All wages and travel and living expenses incurred by trainees shall be the sole responsibility of Master Licensee. Company shall offer lodging and meals to such trainees on the same basis as offered to other Travelodge System trainees. Master Licensee personnel shall have the right to attend, on a space-available basis, subsequent regular training programs conducted by Company at a location Company selects in the U.S., without fees or other charges. All wages and travel and living expenses such personnel incur shall be the sole responsibility of Master Licensee. The initial training program shall be provided over a period not to exceed ninety (90) days and shall consist of instruction at Company's headquarters and may include an internship at one or more system units in the U.S. The training program shall cover, among other things, the subjects described in Paragraph 4.1 hereof. Upon completion of the instruction of Master Licensee's trainees, Company shall determine, in its sole discretion, which of such trainees have successfully completed the instruction program and shall issue to Master Licensee certificates of completion for such trainees ("CERTIFIED EMPLOYEES") as of that date. Master Licensee will employ at least one (1) Certified Employee beginning with the third Agreement Year, provided, however, that there may be no Certified
                      --------
Employee for a reasonable period of time in the event that the Certified Employee terminates his employment with Master Licensee without adequate notice or is summarily terminated by Master Licensee and no Company training programs for his replacement are immediately available. Such Certified Employee shall be responsible for implementing mandatory training programs for Unit personnel in accordance with training standards and procedures prescribed by Company from time to time. Upon the implementation of such training programs by such Certified Employee(s) to Company's satisfaction, Company shall not object to certification by a Certified Employee of Unit personnel who successfully complete such training programs.

     4.3  CONTINUING SERVICES OF COMPANY. To the extent relevant to the
          ------------------------------
Territory, Company shall periodically furnish to Master Licensee the results of any research, development and testing programs undertaken in the U.S. (and, to the extent deemed relevant by Company, in other countries) relating to one or more of: (a) new product or service development; (b) lodging facility design, layout, fixtures, equipment, lighting and construction; (c) lodging facility image, decor, logo design and trademarks; (d) pricing strategies; (e) advertising and marketing concepts and programs; (f) lodging facility operations; (g) services to Franchisees; and (h) Franchisee and employee training. Company personnel shall be available for periodic consultation with personnel of Master Licensee. The parties agree that, to the extent possible, such consultation shall be by telephone, facsimile transmission, telex and correspondence. Company shall conduct, through employees, agents or consultants, an annual visit, to include a quality assurance and operational inspection of each Unit in existence or under development at such time, consultation with Master Licensee on development, operations, marketing, reservations and other matters of mutual interest, and review of the annual budget and development plan then in effect or proposed under Paragraph 4.7.
Such annual visit shall be scheduled by Company (at Company's request to coincide with Unit inspections) and Master Licensee at a mutually convenient time. If Master Licensee cannot offer a mutually convenient time during a sixty
(60) day period selected by Company, then Company shall determine the schedule for the visit. Other than the annual inspection, Company personnel shall have no further obligation to travel to the Territory. However, Company shall have the right, through employees, agents or consultants, to visit and inspect Units at any time during the Term. With respect to up to two (2) visits during any Agreement Year (including the annual visit), Master Licensee (or Franchisees) shall provide to Company without charge lodging at Units for up to three (3) Company employees, agents or consultants for each such Unit visited. Except with respect to the visits otherwise described in this Paragraph 4.3, Master Licensee shall not be obligated to reimburse Company for any expenses relating to any visit to the Territory by Company's employees, agents or consultants not at the request of Master Licensee. If Master Licensee requests that Company personnel travel to the Territory other than for a single day visit by Company's executive officers to attend the grand opening celebration of a Unit, Master Licensee shall pay all travel, meal and lodging expenses of such personnel and a per diem fee established by Company from time to time.

     4.4  OPENING INSPECTION OF NEW AND CONVERSION UNITS.  (a)  Master Licensee
          ----------------------------------------------
shall, and Company may, in its discretion, inspect each Unit before its opening. Master Licensee shall provide at least thirty (30) days prior written notice to Company of the proposed opening date of a Unit; provided, however, that Master Licensee shall give Company more notice if required to obtain governmental travel authorization. Master Licensee shall use its best efforts to obtain all governmental visas, permits, licenses and travel authorizations of all appropriate governmental agencies to allow Company's inspectors to visit and inspect Units in the Territory.

     (b) Master Licensee shall assign a Certified Employee to inspect each Unit before opening to certify that it complies with Territory System Standards and has been constructed or converted in accordance with any plans and specifications approved by Master Licensee and the Franchise Agreement. Company will inspect the first five (5) Units to open after this Agreement is executed after Master Licensee completes its opening inspection in order to evaluate Master Licensee's opening inspections. Master Licensee shall make its inspection prior to the Unit's scheduled opening. Master Licensee and Company shall each furnish their opening inspection results to the other. Company will not furnish the results to the Franchisee directly unless Master Licensee requests Company to do so. If Master Licensee has performed the opening inspections to Company's reasonable satisfaction, then Company will not continue its opening inspections. If Master Licensee has not performed the opening inspections to Company's reasonable satisfaction, then Company inspectors will accompany Master Licensee's inspectors on opening inspections until the Company is reasonably satisfied that Master Licensee can perform opening inspections in a manner consistent with Territory System Standards and the System. After the first ten (10) opening inspections performed by Company, Master Licensee shall reimburse Company for the travel and lodging expenses of one Company inspector incurred in conducting such opening inspection in excess of $1,500.

     (c) If the Unit is certified for opening, it shall open no later than fifteen (15) days after such inspection. If the Unit is not certified for opening, the inspecting party shall prepare and deliver to the other party and after consultation between Company and Master Licensee, Master Licensee shall deliver to the Franchisee of the Unit a list of items to be completed before or after opening and Master Licensee shall take, or shall cause the Franchisee to take, all reasonably necessary action to cure the deficiencies as and when specified on such list. Master Licensee shall not authorize the opening of any Unit until certified for opening by Company or Master Licensee, or until the Franchisee completes all items specified by Company or Master Licensee to be completed prior to opening.

     4.5  RESERVATION CENTER.  (a) Company or an Affiliate shall establish and
          ------------------
maintain the Territory Reservation System at a location serving the Territory (the "TERRITORY CENTER") which Company, Master Licensee, Franchisees and potential Travelodge customers and Units may utilize for telephone and local computer reservation inquiries. Company will be responsible for paying all expenses of establishing and maintaining the Territory Center, including, but not limited to, the costs of purchasing or leasing computer hardware, telex, facsimile transmission, telephone and electronic communications equipment and services; programming services; training and employment of Territory Center personnel; and linkage between the Territory Reservation System and the Central Reservation System. The Territory Center will offer its consumer callers the opportunity to communicate with reservation agents in English or in French, at a caller's preference. Company may, in its sole discretion, utilize the Central Reservation System as the Territory Reservation System. All communications from Units, Franchisees and their customers to Company relating to reservations shall be communicated through the Territory Reservation System. Company shall cause the Territory Reservation System to be connected to the Central Reservation System using real time linkage via datalink or such other system Company specifies in writing, and to be capable of promptly transmitting reservations to the Central Reservation System for units located outside the Territory and of receiving reservations from outside the Territory for Units.

     (b) The Territory Center shall provide for a toll-free telephone number within the Territory and/or such technological substitutes and/or supplements as Company may require from time to time at its sole discretion for consumers to use to make room reservations. Company may eliminate toll-free consumer reservations telephone numbers if communications costs exceed the funds available to pay the same from Franchise System Fees, consistent with the practices then observed in the Territory and the United States by lodging franchise systems of similar size and call volume owned or licensed by Company's Affiliates. The Central Reservation System shall be capable of receiving reservations in the English language from Units and promptly transmitting English language reservations from outside the Territory for Units. All reservation data shall quote room rates in the currency of the country where the Unit is located. The long distance telephony fees of transmitting reservations and inquiries, whether by telephone, telex, facsimile transmission or other similar electronic or telephonic technology, shall be borne by Company.

     (c) The fees for Central Reservation System services are described in Paragraph 5.6.

     (d) The parties acknowledge that as of the Agreement Date, the Territory Center is open for business.

     (e) In the event the Unit Reservation System Software is rendered obsolete or superseded by other means of operating or communicating data with a reservation system, Company shall replace such software with the same substitute or technological equivalent as it uses in the United States, if available in the Territory, to allow continued functioning of reservation services to be provided to consumers and Units in the Territory.

     (f) Except as otherwise may be agreed between the parties, Master Licensee shall not use the Territory Center to refer customers or prospective customers, directly or indirectly, to any lodging facility other than a Travelodge System unit.

     (g) Master Licensee shall duplicate and cause each Franchisee to execute and deliver at the time its Franchise Agreement is signed a license for the Franchisee to use the Unit Reservation Software. The form of license agreement (the "SOFTWARE LICENSE AGREEMENT") shall be substantially the same form as Company uses for franchisees in the United States, provided that Company may modify the form of Software License Agreement from time to time at its discretion. The licenses for the software initially shall be granted pursuant to the terms of the Software License Agreement attached hereto as Exhibit E. Master Licensee will establish a fee for the Reservation Software license (the "SOFTWARE LICENSE FEE") to be paid by Franchisees at the time the Software License Agreement is signed or when the Reservation Software is delivered, from which the Company will receive, as part of Company Reservation Fees, a "COMPANY SOFTWARE FEE" equal to the greater of one-half of the Software License Fee collected by Master Licensee or $250.00. The fixed dollar amount of this formula may be adjusted from time to time by Company so that it is never less than 120% of the actual cost of producing and delivering to Master Licensee the Reservation Software and related documentation for each Unit. Master Licensee shall establish a reasonable procurement procedure for Franchisees to acquire the computer hardware needed to operate the Reservation Software and to test or certify that the Reservation Software will function and operate within normal specifications on such hardware. Upon notice to Master Licensee, Company may discontinue offering Reservation Software itself and may direct that Franchisees obtain such software from other sources, consistent with Company's practice in the United States. Master Licensee may charge reasonable separate training and certification fees that will not be included in the Software License Fee.

     4.6  MARKETING PROGRAMS. Master Licensee shall be responsible for assisting
          ------------------
Company in developing and implementing local, national and regional marketing programs in the Territory and shall provide Company with advice and consultation, and timely and constructive comments on samples for adaptation for local usage, for such programs. Master Licensee will cooperate with other Travelodge System master licensees in developing and implementing joint marketing programs as Company directs. "MARKETING PROGRAMS" shall include, without limitation, all forms of advertising, publicity, promotion, market research and public relations activities. Company may request submission of comments on all major marketing programs and related materials developed by Company prior to implementation and use in the Territory. Master Licensee shall give Company written comments and suggested modifications within thirty (30) days after receipt of Company's request. If Company receives no comments from Master Licensee after confirming receipt of such materials, then such materials shall be deemed acceptable. Master Licensee shall collect from each of its Franchisees monthly Franchise System Fees, formerly called "TTIMA Fees", which shall be in the same percentage of Gross Room Revenues and with the same components as Company then charges in the United States, unless a different fee has been negotiated as part of the Franchise Agreement. Master Licensee shall pay to or for the benefit of Company the Company Marketing Contribution, from the Franchise System Fees collected by Master Licensee, as described in Paragraph 5.7 hereof, according to an annual budget provided by Company or as otherwise directed by Company, less any amount authorized by Company to be retained by Master Licensee for use solely in connection with Marketing Programs in the Territory. Such Franchise System Fees collected and held by Master Licensee shall be trust funds held for the benefit of Company. Company will utilize the Company Marketing Contribution for system-wide marketing programs, including the TRAVELODGE HOTELS Directory which will list all Units. Company will expend, when added to amounts retained by Master Licensee for Marketing Programs in the Territory, at least one-half of one percent of Unit Gross Room Revenues for marketing programs, sales and advertising in the Territory. In addition, any portion of Franchise System Fees based on a charge per room per day or per month shall be used solely to fund a room sales program for the benefit of Units in the Territory. Master Licensee will cause the Units to recognize and participate in system-wide marketing programs utilized as a part of the Travelodge System, such as frequent traveler plans, age and affinity-group clubs and other programs intended to increase overall patronage of all System Units.

     4.7  ANNUAL BUDGET AND DEVELOPMENT PLAN.  No later than ninety (90) days
          ----------------------------------
prior to the commencement of each Agreement Year except for the first Agreement Year, Master Licensee shall furnish to Company a budget and development plan (the "ANNUAL BUDGET AND DEVELOPMENT PLAN")for each such Agreement Year in a summary format developed by Master Licensee setting forth a franchise marketing plan and a rooms marketing plan for the Territory, with summary budgets and other information concerning the planned development of and promotion and marketing programs for Units. Company shall provide Master Licensee advice and consultation about the Annual Budget and Development Plan and shall have thirty
(30) days to review it before notifying Master Licensee of its suggested modifications thereto. For the first Agreement Year, the Annual Budget and Development Plan shall be attached hereto as Exhibit F within one hundred twenty
(120) days after the Agreement Date after submission to Company for review and comment. Master Licensee shall submit the first Annual Budget and Development Plan for Company's review and comment within ninety (90) days after the Agreement Date.

     4.8  FRANCHISE MARKETING AND SERVICES. Within one hundred twenty (120) days
          --------------------------------
after the Agreement Date, Master Licensee shall formulate and implement a franchise marketing strategy, which will include, among other things, preparation of offering materials for dissemination to prospective Franchisees, procedures for responding promptly to requests for information from prospective Franchisees, evaluation and qualification of prospective Franchisees, and proper documentation of the grant of franchises consistent with Paragraph 11.1 hereof. No later than execution of the first Franchise Agreement by Master Licensee, Master Licensee shall also implement a franchise services program under which Master Licensee shall be required to provide services to Franchisees comparable to the initial and continuing services and training provided by Company to Master Licensee under this Agreement.

     4.9  ADDITIONS AND MODIFICATIONS TO THE TRAVELODGE SYSTEM. Company reserves
          ----------------------------------------------------
the right, from time to time, by adoption or amendment of System Standards, to add, amend, modify, delete or enhance any portion of the Travelodge System (including any of the Marks and System Standards) as may be necessary in the judgment of Company to change, maintain, or enhance the Marks or the reputation, efficiency, competitiveness and/or quality of the Travelodge System, or to adapt to it new conditions, materials or technology, or to better serve the public. Company will disclose to Master Licensee, to the extent Company deems relevant to the Territory, additions and modifications to the Travelodge System made anywhere in the world and which have been developed by or are otherwise available to Company. Master Licensee shall, if requested by Company, use any such additions and modifications which Company has approved for use in the operation and franchising of Units. Master Licensee shall disclose to Company all ideas, concepts, methods, improvements, services, techniques and products relating to the operation of Units conceived by Master Licensee and Franchisees during the Term and grants to Company a perpetual, non-exclusive, royalty-free and world-wide right and license to incorporate same in the Travelodge System for use in all Travelodge System lodging facilities franchisees licensed or franchised world-wide, and to assign or license the same to Company's Affiliates, to the extent permitted by applicable Legal Requirements. Any proprietary training, operations and marketing programs of Master Licensee developed for its owned Units, managed Units and its Franchisees as part of Master Licensee's support and franchise service activities, for which a separate fee is being charged by the Master Licensee, shall remain the separate property of Master Licensee.

     4.10  ITEMS USED BY UNITS.  Master Licensee shall be responsible for
           -------------------
purchasing or procuring sources for fixtures, furniture, equipment, amenities, supplies and materials necessary for use by Units. Company may, to the extent feasible, assist Master Licensee in purchasing or procuring items appropriate for use in the Territory from sources of supply located in the U.S. Company may prescribe minimum product standards for fixtures, furniture, equipment, amenities, supplies or materials for use in the Territory. Company shall consider local factors and con ditions in prescribing such standards. Master Licensee shall only recommend reputable suppliers (which may include Company, Master Licensee or Affiliates) for fixtures, furniture, equipment, amenities, supplies and materials to Franchisees; provided that Master Licensee and its
                                       --------
Affiliates shall not be the sole approved supplier available to Franchisees for such items unless the terms of sale and prices for goods and services are competitive with the terms offered to licensees of other hotel chains in the Territory for similar goods and services. If Master Licensee or any Affiliate is an approved supplier, Master Licensee shall maintain in force, at its sole expense, adequate product liability and other insurance in connection with such distribution activities in accordance with the terms of Article 8 of this Agreement.

     4.11  COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.  Master Licensee
           ------------------------------------------------
shall secure and maintain in force, and shall require Franchisees to secure, all required licenses, permits and certificates relating to the operation of Units. Master Licensee shall conduct its operations hereunder in full compliance with all applicable Legal Requirements. Master Licensee shall in all dealings with Company, its Franchisees, customers, suppliers, and public officials adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. All advertising and promotion by Master Licensee shall be complete and accurate as to all claims of fact, in good taste in the judgment of Company, and shall conform to the highest standards of ethical advertising. Master Licensee will refrain from any business or advertising practice which may be injurious to the business of Company and the good will associated with the Marks. Master Licensee shall notify Company within five (5) days after commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which names Company as defendants, and provide written notice and copies of any such pleadings or process received.

                                ARTICLE 5: FEES

     5.1  DEVELOPMENT FEE.  Master Licensee shall pay the Development Fee to
          ---------------
Company in the amount of Three Hundred Fifty Thousand U.S. Dollars (US$350,000.00). The Development Fee shall be paid in five (5) installments of Seventy Thousand U.S. Dollars (US$70,000.00) each, payable concurrently with the execution of this Agreement by Master Licensee and on the second, third, fourth and fifth anniversaries of the execution date.

     5.2  COMPANY INITIAL FEES.  Master Licensee shall collect the Initial
          --------------------
Franchise Fee from each Franchisee. After Master Licensee has entered into Franchise Agreements, in addition to the Initial Agreements, for twenty (20) Units, Master Licensee shall pay to Company the Company Initial Fee in an amount equal to Fifteen Hundred ($1,500) Dollars for each additional Unit under a Franchise or Area Agreement. Master Licensee shall pay the Company Initial Fee at the earlier to occur of thirty (30) days after Master Licensee's receipt of the Initial Franchise Fee or Area Initial Fee or concurrently with Master Licensee's next payment of Company

Continuing Fees after receipt of such Initial Franchise Fee or Area Initial Fee.

     5.3  COMPANY CONTINUING FEES. Master Licensee shall establish the
          -----------------------
Continuing Franchise Fees required to be paid by each Franchisee. In respect of each Franchise Agreement and Area Agreement under which Area Continuing Fees are paid in lieu of Continuing Franchise Fees, Master Licensee will pay to Company within twenty (20) days after the end of each calendar month, as "COMPANY CONTINUING FEES", an amount equal to the sum of (a) the royalties payable under the Franchise Agreements of Group A Units, net of Franchise System Fees determined as provided in Paragraph 5.7, less One percent (1.00%) of the Gross Room Revenues of Group A Units accruing during the preceding month; plus (b) Two percent (2.00%) of Gross Room Revenues of Group B Units accruing during the preceding month; plus (c) One percent (1.00%) of Gross Room Revenues of Group C Units accruing during the preceding month; plus (c) one percent (1%) of Gross Room Revenues of all Units for which a Franchise Agreement is first executed after the date of this Agreement. Renewals and replacements of Group A and Group B Units will continue to pay Company Continuing Fees at the percentages applicable to Group A and Group B Units. Master Licensee shall timely pay to Company all Company Continuing Fees for each Unit operated by Master Licensee or an Affiliate of Master Licensee, whether or not the Affiliate pays the relevant fee to Master Licensee. With respect to Units operated by Franchisees other than Master Licensee and its Affiliates, Master Licensee shall not be required to pay Company Continuing Fees in an amount greater than the Continuing Franchise Fees and Area Continuing Fees actually received from any such third party Franchisee or Area Franchisee; provided that Company and Master Licensee shall share underpaid Continuing Franchise Fees or Area Continuing Fees on a pro rata basis, in the same proportion as Company Continuing Fees bear to Continuing Franchise Fees or Area Continuing Fees under the applicable Franchise Agreement or Area Agreement.

     5.4  (INTENTIONALLY DELETED.)
          ------------------------

     5.5  FRANCHISE SALES COMMISSIONS.  In the event a salesperson or broker
          ---------------------------
refers a prospective franchisee to Master Licensee in writing, or a salesperson or broker operating in the Territory refers a prospective franchisee to Company or an Affiliate of Company in the United States in writing, and a sale to such prospective franchisee, respectively, is consummated within one (1) year after the date of such referral, the referring party shall be entitled to a sales commission of One Thousand Dollars ($1,000). Master Licensee or Company (or Company's United States Affiliate), as the case may be, shall pay such amount to the other, as receiving agent for such referring party, within thirty (30) days after execution of such Franchise Agreement or franchise agreement, respectively, and receipt of the initial franchise fee payable thereunder.

     5.6  RESERVATION FEES.  Company will send invoices to Franchisees directly,
          ----------------
and Master Licensee shall assist Company in collecting from Franchisees, Company Reservation Fees, in accordance with Company's standard billing and payment practices, in addition to the Franchise System Fees, consisting of: (a) its standard Global Distribution System ("GDS") origination fee (currently $4.50) for each reservation communicated through a third party reservation system; and
(b) its standard travel agent/general sales agent override and commission, which is currently up to fifteen (15%) of the Gross Room Revenue from each reservation originated by a travel agent in an area served by a general sales agent, plus any applicable service or processing charge levied by Company for all System Units. Master Licensee shall remit, at the time it pays Company Continuing Fees each month, Company Software Fees payable in respect of Software License Fees collected the preceding month pursuant to Software License Agreements. Master Licensee shall provide in the Franchise Agreements for Franchisees to pay to Company directly such GDS fees and travel agent commissions as part of Franchise Reservation Fees under the Franchise Agreements. Company Reservation Fees will be restructured, and Master Licensee and Company shall negotiate in good faith to determine fee structure appropriate to pay the anticipated and actual cost of operating a Territory Center and providing Central Reservation System service to the Units and the Territory Center if Master Licensee commences operation of its own Territory Center. Master Licensee shall charge Franchisees Franchise Reservation Fees sufficient to pay the Company Reservation Fees when due. Company will establish reasonable billing procedures for Company Reservation Fees. If Master Licensee operates the Territory Center, Master Licensee will pay the costs of communication between the Territory Center and the Central Reservation System, as provided in Paragraph 4.5.

     5.7  COMPANY MARKETING CONTRIBUTIONS.  As described in Paragraph 4.6
          -------------------------------
hereof, Master Licensee will pay to Company the Company Marketing Contribution, payable concurrently with its monthly payment of Company Continuing Fees, equal to the aggregate of the Franchise System Fees collected from each Franchisee in respect of the preceding month, less any authorized retention for Territory marketing as provided in Paragraph 4.6. Franchise System Fees for each Franchisee shall be determined under the Franchise Agreement, and shall be deemed to be, unless the Franchise Agreement provides for a different fee arrangement, the lesser of either (x) one half of the total monthly Continuing Franchise Fees based on a percentage of Gross Room Revenues or the monthly payment of a specific Dollar amount established under the Franchise Agreement, or (y) Company's then current formula for its "SYSTEM ASSESSMENT FEE" charged System licensees in the United States. As of the Agreement Date, the System Assessment Fee formula is four percent (4.00%) (inclusive of the equivalent of the Franchise System Fees) of the monthly Gross Room Revenues of a Unit during the preceding month, plus a supplemental fee of $.10 per room for the first 100 guest rooms at the Unit and $.05 for each additional guest room. The Franchise System Fee described in clause (y) shall be calculated using the same formula as the System Assessment Fee charged by Company for System units in the United States from time to time.

     5.8  TRANSFER FEE.  Beginning after the date on which the final installment
          ------------
of the Development Fee is due, if Master Licensee obtains Company's prior written approval of the transfer of this Agreement or a controlling ownership interest in Master Licensee pursuant to Paragraph 14.2 hereof, then Master Licensee shall pay to Company on or before the date such transfer becomes effective a Transfer Fee in an amount equal to $175,000. No Transfer Fee will be payable if the transferee is Royco Hotels & Resorts Ltd., a Canadian corporation, or its Affiliate ("Royco").

     5.9  (INTENTIONALLY DELETED.)
          ------------------------

     5.10  TERMINATION AND SIMILAR FEES.  Master Licensee shall pay to Company a
           ----------------------------
share of any and all actual damages (and any other amounts) awarded by a court or an arbitrator, termination fees, liquidated damages and negotiated settlement amounts that are paid to Master Licensee by a Franchisee or Area Franchisee by reason of the early termination of one or more Franchise Agreements by such Franchisee, or one or more Area Agreements by such Area Franchisee, in the same proportion as the Franchise Agreement's Continuing Franchise Fees are split between Company and Master Licensee. Master Licensee shall pay such amount to Company within thirty (30) days after receipt thereof and shall be net of Master Licensee's documented and reasonable costs of collection (including attorneys' fees).

     5.11 INTEREST ON LATE PAYMENTS.  All fees and other payments due under this
          -------------------------
Agreement shall bear interest from and after the due date at an annual rate which is the 365 day equivalent of four percent (4%) over LIBOR.

     5.12  WITHHOLDING TAXES.  If payments due under this Agreement are subject
           -----------------
to withholding or other income taxes under applicable Legal Requirements or U.S. laws, the withholding party will promptly deliver to the other party receipts of tax authorities for all taxes paid or withheld. Master Licensee shall use its reasonable commercial endeavors to take all steps required by Company to enable Company to obtain any tax credit, exemptions or refunds which may be due to Company with respect to any withholding or other taxes.

     5.13  CURRENCY AND PLACE OF PAYMENT.  All payments payable by Master
           -----------------------------
Licensee to Company under this Agreement shall be paid in Dollars, unless Company, at its option, permits or directs payment in United States Dollars at the exchange rate prevailing on the date of remittance to Company at a bank of recognized international standing specified by Company (the "EXCHANGE RATE"). If Company directs payment in United States Dollars, the costs of exchange from the currency of the Territory to the other currency may be deducted from the payment, provided that reasonable supporting documentation of such costs are provided to Company with the payment.

     5.14  PAYMENT APPROVALS.  Master Licensee undertakes to use its best
           -----------------
efforts to obtain and maintain in full force and effect all governmental authorizations and approvals and to obtain or effect any new or additional governmental authorizations or approvals, as may be required or advisable in respect of Master Licensee's obligation to make payments in Dollars as required hereunder. In the event Master Licensee cannot make any payment in Dollars because any such authorization or approval is not available under applicable Legal Requirements or has been withdrawn for reasons other than the misconduct of Master Licensee, Company shall have the right in its sole discretion to: (a) require Master Licensee to pay Dollar amounts due through account(s) maintained by Master Licensee in a country from which Dollar payments may be made; or (b) allow Master Licensee to suspend performance of its obligation to make payment in Dollars hereunder until such authorization or approval becomes available or is reinstated; provided, however, that during such suspension period (1) Master
               --------
Licensee shall pay all amounts due and owing to Company under this Agreement in local currency to an account maintained by Company in the Territory and (2) Master Licensee may propose to Company countertrade transactions in respect of such local currency, which Company may accept or reject. As soon as possible after such authorization or approval becomes available or is reinstated Master Licensee shall resume making payments in Dollars hereunder. Notwithstanding the foregoing, if the suspension period referred to herein remains in effect for more than five (5) years, Company shall have the right, in its sole discretion, to terminate this Agreement upon ninety
(90) days written notice to Master Licensee without penalty or the obligation to purchase any Franchise Agreement.


                      ARTICLE 6: SYSTEM STANDARDS/MANUALS

     6.1  SYSTEM STANDARDS AND DEVELOPMENT OF TERRITORY SYSTEM STANDARDS MANUAL.
          ---------------------------------------------------------------------
(a) Master Licensee covenants that it shall comply with all System Standards applicable to master licensees of Company and all Territory System Standards. Within fifteen (15) days after execution of this Agreement, Company shall furnish to Master Licensee a copy of the Travelodge U.S. System Standards manuals and other materials which are typically furnished to U.S. Travelodge System franchisees to familiarize such franchisees with the Travelodge System. Company may designate mandatory life safety, technology and other design features in System Standards even if not commonly found in lodging facilities in the Territory having the same rating. Master Licensee shall submit for review and approval by Company, at least ninety (90) days prior to the execution of the first Franchise Agreement for a Unit, and within one hundred and eighty (180) days after the Agreement Date proposed Territory System Standards. Master Licensee shall also submit simultaneously therewith for Company's review and approval a written quality assurance inspection and enforcement program.
Company will notify Master Licensee in writing of Company's acceptance or rejection of such proposed Territory System Standards and programs, specifying the reasons for any rejections. Master Licensee shall make such changes specified by Company and resubmit the Territory System Standards and programs until approved by Company.

     (b) The Travelodge System, modified as hereinabove provided, shall be reflected in a development and operations manual (which may consist of one or more volumes) for the Territory containing Territory System Standards for the development and operation of Units (the "Territory System Standards Manual").
To the extent that Company modifies or enhances the System Standards as it deems appropriate from time to time, Master Licensee will modify the Territory System Standards and the Territory System Standards Manual to conform to such modifications and enhancements. Company from time to time may establish minimum standards for Units based on the System Standards and such other standards as Company deems appropriate for the commercial success of Units. These minimum standards may be enhanced by Master Licensee and Master Licensee shall develop and specify its own standards, provided that such standards shall be subject to Company's review and approval.

     6.2  MODIFICATION OF THE TERRITORY SYSTEM STANDARDS MANUAL. Company, in its
          -----------------------------------------------------
judg ment, may periodically deem it necessary or advisable to modify the Territory System Standards Manual to comply with Company's minimum standards for Units and Master Licensee will implement such modifications promptly after written notification from Company. In the event of a dispute relative to the contents or meaning of the Territory System Standards Manual, the version maintained by Company at its principal offices shall be controlling. In all Franchise Agreements that Master Licensee executes for the operation of Units, it will reserve such rights as are necessary to implement modifications to the Travelodge System and Territory System Standards Manual, as herein contemplated, to cause Franchisees to comply therewith, and to preserve the confidentiality of the Confidential Information.


                               ARTICLE 7:  MARKS

     7.1  OWNERSHIP OF THE MARKS.  Company or the Marks Owner is the current
          ----------------------
owner of all rights in and to the Marks in the Territory and may transfer ownership of such marks to its Affiliate. Company will, or shall cause the Marks Owner to, enter into that certain Trademark License Agreement with Master Licensee, the form of which is attached hereto as Exhibit D. Master Licensee acknowledges that neither Master Licensee, its Affiliates or Franchisees have any, nor will they acquire any, proprietary interest whatsoever in the Marks and that the rights of Master Licensee and Franchisees to use the Marks are derived solely from the Trademark License Agreement entered into between the Marks Owner and Master Licensee and are limited to the franchising of Units pursuant to and in compliance with this Agreement and applicable Territory System Standards prescribed in the Territory System Standards Manual. Unauthorized use of the Marks by Master Licensee or Franchisees shall constitute a breach hereof and an infringement of the rights of the Marks Owner in and to the Marks. All usage of the Marks by Master Licensee and Franchisees, and any goodwill established thereby, shall inure to the exclusive benefit of the Marks Owner. This Agreement does not confer any goodwill or ownership interests in the Marks upon Master Licensee or Franchisees. In addition to its obligations under Paragraph
7.5 hereof, Master Licensee will take all necessary steps to preserve the goodwill and prestige of the Marks. Master Licensee acknowledges that upon expiration or termination hereof, no monetary value shall be attributable to any goodwill associated with the use of the Marks by Master Licensee or Franchisees.

     7.2  REGISTRATION. As permitted by Legal Requirements, Company or the Marks
          ------------
Owner has registered some or all of the Marks in the Territory, or Company shall cause the Marks Owner to apply for registration of certain of the Marks, as indicated in Exhibit A and as specified in the Trademark License Agreement (the "PRINCIPAL MARKS") with the appropriate governmental agencies in the Territory and will bear the cost thereof. Neither Company nor the Marks Owner represent or warrant to Master Licensee that the Marks are registerable in the Territory. The Marks Owner shall pay for all costs associated with registration and renewal of the Marks in the Territory. Master Licensee will cooperate with the Marks Owner in obtaining Marks registrations. Company shall have the right to designate a supplemental or substitute trademark or trademarks to identify Units and such supplemental or substitute trademarks shall be included in the definition of Marks. In the event that any of the Principal Marks have been registered in the Territory by a third party prior to the Mark Owner's application for registration thereof,

Company shall cause the Marks Owner to exercise its commercially reasonable efforts to reach agreement with such third party which will allow the use of such Principal Mark by Master Licensee and Franchisees. As and when a new mark is added to the Travelodge System, Company will add such mark to marks unless
(a) reserve for domestic use in the United States, or (b) Company determines in good faith that such mark is potentially infringing on the intellectual property of a third party.

     7.3  LICENSING OF FRANCHISEES. If and to the extent that Company determines
          ------------------------
that sublicensing of the Marks presents risks of diminution or loss of rights to the Marks under the Legal Requirements, the Marks Owner shall have the right to enter into a direct trademark license agreement with each Franchisee that operates a Unit and Master Licensee shall delete from Franchise Agreements that it enters into with Franchisees all relevant references to the Marks and the licensing or sublicensing thereof, except to incorporate such trademark license agreement and to provide for cross default provisions in both agreements.

     7.4  REGISTRATION OF AUTHORIZED USER INSTRUMENTS. As permitted or required
          -------------------------------------------
by Legal Requirements, Company shall cause the Marks Owner to execute separate instruments to enable Master Licensee to register with appropriate government agencies and departments the rights of Master Licensee to use the Marks and the rights of Franchisees as authorized users of the Marks, and Master Licensee will exercise its best efforts to cause such instruments to be registered with such government agencies and departments.

     7.5  INFRINGEMENTS. Master Licensee shall notify Company immediately of any
          -------------
infringement of or challenge to the use of any Mark within the Territory, or any claim of any rights in any Mark, or any confusingly similar trademark, within the Territory, of which Master Licensee becomes aware. Master Licensee shall exercise its best efforts to protect the Marks within the Territory and, upon written direction from the Marks Owner or Company, take such action as shall be necessary or advisable to protect and maintain the Marks. The Marks Owner shall pay all costs including but not limited to costs of investigations, consultations and administrative, judicial and arbitration proceedings, relating to maintenance and protection of the Marks in the Territory, up to a maximum amount of One Hundred Thousand Dollars ($100,000.00) per annum or one-half of the amount of Company Continuing Fees received during the preceding Agreement Year, whichever is less. If the expense of protecting the Marks from infringement exceeds the maximum that Company is obligated to spend in any Agreement Year, and the Marks Owner elects not to proceed, Master Licensee may proceed in the Marks Owner's stead, at Master Licensee's own expense. Master Licensee may recover its actual, reasonable and necessary costs of prosecuting an infringement action by applying such costs as a credit against fifty percent (50%) of the Company Continuing Fees thereafter accruing under this Agreement until the credit is exhausted.

     7.6  USE OF THE MARKS.  Master Licensee shall use commercially reasonable
          ----------------
efforts to cause Franchisees to use only the Marks to identify their Units. Master Licensee and Franchisees shall not incorporate any Mark as part of any corporate or entity name or with any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols, or in any modified form, or use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized under this Agreement or Franchise Agreements approved by Company. Master Licensee and Franchisees shall display the Marks and give notices of trademark registrations in the manner prescribed in the Territory System Standards Manual and obtain such licenses, permits and authorizations relating thereto as may be necessary or advisable under applicable Legal Requirements. A Franchisee may incorporate a Mark and a geographic designator as its trade name for its Unit. Master Licensee may use the name "TH Canada" or "Travelodge Canada Corp." as its entity or trade name, provided that such use ceases immediately upon termination or expiration of this Agreement.

     7.7  LOCAL MARKS.  Master Licensee may develop or acquire one or more Local
          -----------
Marks, to be used in connection with the franchising and operation of Units in the Territory. Prior to the development or acquisition of a proposed Local Mark, Master Licensee shall submit to Company a written proposal containing complete information regarding the Local Mark. If Company does not reject such Local Mark within ninety (90) days of receipt of Master Licensee's written proposal, it shall be deemed approved. Master Licensee grants to Company, the Marks Owner and other Travelodge System licensees and franchisees a perpetual, non-exclusive, world-wide and royalty-free license to use all approved Local Marks in connection with the operation of the Travelodge System.


                        ARTICLE 8: INSURANCE OBLIGATION

     Master Licensee shall at all times during the Term maintain in force, at its sole expense, comprehensive public liability or commercial general liability, innkeeper liability, product liability, motor vehicle liability and alcoholic beverage liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the conduct of business by Master Licensee, Area Franchisees and Franchisees pursuant to this Agreement. Such insurance coverage shall be maintained under one or more policies of insurance containing minimum liability coverage of One Million Five Hundred Thousand Dollars ($1,500,000.00) per occurrence. Master Licensee shall also purchase and maintain worldwide insurance coverage providing for the defense of claims brought against Company and its Affiliates outside the Territory that arise in connection with personal injuries or property damage suffered in connection with any action or inaction on the part of Master Licensee, any Area Franchisee, any Franchisee or at any Unit, having minimum liability protection of Four Million Dollars ($4,000,000.00) per occurrence.
All such insurance policies shall be issued by an insurance carrier or carriers reasonably acceptable to Company. All such liability insurance policies shall name Company and the Marks Owner as additional insureds, shall contain a waiver of the insurance company's right of subrogation against Company and the Marks Owner and shall provide that each such entity will receive thirty (30) days prior written notice of termination, expiration or cancellation of any such policy. Company may increase the minimum liability protection requirement annually to reflect inflation and other relevant factors. Further, Company may require, at any time, on reasonable prior notice to Master Licensee, different or additional kinds of insurance to reflect inflation, changes in standards of liability or higher damage awards in innkeeper, public, product or motor vehicle liability litigation or other relevant changes in circumstances. Master Licensee shall submit to Company annually a copy of the certificate of or other evidence of the renewal or extension of each such insurance policy. If Master Licensee fails or refuses to maintain required insurance coverage, or to furnish satisfactory evidence thereof, Company, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of Master Licensee and Master Licensee shall fully cooperate with Company in its effort to obtain such insurance policies, promptly execute all forms or instruments required to obtain or maintain any such insurance, allow any inspections of any Units which are required to obtain or maintain such insurance and pay to Company, on demand, any costs and premiums incurred by Company in this regard. Master Licensee's obligation to obtain and maintain the insurance described herein shall not be limited in any way by reason of any insurance maintained by Company, nor shall Master Licensee's performance of such obligations relieve Master Licensee of any obligations under Paragraph 10.2 of this Agreement.


                      ARTICLE 9:  CONFIDENTIAL INFORMATION

     Company possesses confidential information which shall be furnished to Master Licensee and designated at or before the time of disclosure as confidential (hereinafter referred to as the "CONFIDENTIAL INFORMATION"). Company and Master Licensee agree that the Confidential Information shall be used by Master Licensee only in the operation and franchising of Units and shall not be disclosed to others, provided that disclosure of Confidential Information by Master Licensee to its Franchisees in the Territory shall be deemed authorized disclosure. Master Licensee: (a) shall not use the Confidential Information in any other business or capacity; (b) shall maintain the confidentiality of the Confidential Information during and after the Term and shall not disclose the Confidential Information to its shareholders or any natural or legal person that is not (1) an employee of Master Licensee or of an Affiliate; or (2) a party to or bound by this Agreement or a Franchise Agreement which is issued pursuant to this Agreement; (c) shall not make unauthorized copies of any portion of the Confidential Information disclosed in written, videotape or other form; and (d) shall adopt and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use or disclosure of the Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, and provided Master Licensee shall have obtained Company's prior written consent, the restrictions on Master Licensee's disclosure and use of the Confidential Information shall not apply to the following: (x) information, concepts, methods, procedures or techniques which are or become generally known in the lodging facility business in the Territory, or known to Master Licensee, other than through disclosure (whether deliberate or inadvertent) by Master Licensee; (y) the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Master Licensee is legally compelled to disclose such information, provided Master Licensee shall have used its best endeavors to obtain, and shall have afforded Company the opportunity to obtain an assurance satisfactory to Company of confidential treatment for the information required to be so disclosed; and (z) Master Licensee's consultants, advisors and professionals reviewing such information who are subject to appropriate confidentiality and disclosure restrictions or who agree to maintain the confidentiality of such information in accordance with the terms hereof. Master Licensee will cause its directors, officers, employees, agents and Franchisees to maintain the confidentiality of all Confidential Information of the Travelodge System and to agree not to use Confidential Information in any business or commercial activity other than the operation of Units pursuant to this Agreement. Company will treat information provided by Master Licensee and designated as confidential at the time of disclosure with the same undertaking of confidentiality as required for Master Licensee with respect to Confidential Information, and subject to the same exceptions.


            ARTICLE 10:  RELATIONSHIP OF THE PARTIES/INDEMNIFICATION

     10.1  INDEPENDENT CONTRACTORS.  Company and Master Licensee are and shall
           -----------------------
be independent contractors and nothing herein is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, fiduciary, employee or servant of the other for any purpose. Master Licensee will indicate its status as an independent contractor. Neither Company nor Master Licensee shall make any express or implied agreements, guaranties or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than a franchise relationship, and neither Company nor Master Licensee shall be obligated by or have any liability under any agreements or representations made by the other, nor shall Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of a Unit, including that which is caused by the negligent or willful action or failure to act of Master Licensee, Affiliates or Franchisees.

     10.2  MASTER LICENSEE'S INDEMNIFICATION OF COMPANY AND THE MARKS OWNER.
           ----------------------------------------------------------------
Master Licensee will indemnify and hold Company and the Marks Owner harmless against, and will reimburse Company and the Marks Owner, and their respective officers, directors, employees, agents and affiliates (collectively the "COMPANY INDEMNITEES") for any loss, liability or damages (actual or consequential) or taxes (other than income and withholding taxes imposed on amounts paid by Master Licensee to Company or the Marks Owner), and all reasonable costs and expenses of defending any claim brought or tax levied against any one or more of the Company Indemnitees in any judicial, administrative or arbitration proceeding in which any one or more of the Company Indemnitees is named as a party, which any Company Indemnitee may suffer, sustain or incur from and after the Agreement Date by reason of, arising from or in connection with the ownership, development, operation or franchising of Units by Master Licensee or Franchisees, except to the extent any such claim arises out of the grossly negligent, reckless or intentional acts or omissions of Company, the Marks Owner or the affected Company Indemnitee. Company will give Master Licensee prompt written notice of any such claim made against any Company Indemnitee and will offer Master Licensee a reasonable opportunity to assume the defense thereof. The indemnities and assumptions of liabilities and obligations relating to the Initial Agreements herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, provided that the cause of action accrues during the Term or in connection with post-termination obligations of Master Licensee.

     10.3  SPECIAL INDEMNITY.  Company will indemnify, defend and hold Master
           -----------------
Licensee harmless, to the fullest extent permitted by law, from and against all losses and expenses incurred by Master Licensee in any action or claim alleging that the use of the System in the Territory and any property Company licenses to Master Licensee is an infringement of a third party's rights to any trade secret, patent, copyright, trademark, service mark or trade name. Master Licensee will promptly notify Company in writing when it becomes aware of any alleged infringement or an action is filed against Master Licensee. Master Licensee will cooperate with the defense and resolution of the claim. Company may resolve the matter by obtaining a license of the property for Master Licensee at Company's expense, or by requiring that Master Licensee discontinue using the infringing property or modify its use to avoid infringing the rights of others, provided that such discontinuance or modification does not materially and adversely affect the conduct of the franchising business in the Territory. The indemnities herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, provided that the cause of action accrues during the Term.

     10.4  COMPANY'S INDEMNIFICATION OF MASTER LICENSEE.  Company will indemnify
           --------------------------------------------
and hold Master Licensee and the Guarantor harmless against, and will reimburse Master Licensee, the Guarantor and their respective officers, directors, employees, agents and affiliates (collectively, the "LICENSEE INDEMNITEES") for any loss, liability or damages (actual or consequential) or taxes (other than income and withholding taxes imposed on amounts paid by Company to Master Licensee or Guarantor), and all reasonable costs and expenses of defending any claim brought or tax levied against any one or more of the Licensee Indemnitees in any judicial, administrative or arbitration proceeding brought by a third party not affiliated with Master Licensee or Guarantor against the Indemnitee in which any one or more of the Licensee Indemnitees is named as a party, which any Licensee Indemnitee may suffer, sustain or incur by reason of, arising from or in connection with personal injuries and property damage attributable to Company's negligence, except to the extent any such claim arises out of the grossly negligent, reckless or intentional acts or omissions of or the affected Licensee Indemnitee. The Licensee Indemnitee must give Company prompt written notice of any such claim made against any Licensee Indemnitee and to offer Company a reasonable opportunity to assume the defense thereof. The indemnities herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, provided that the cause of action accrues during the Term.

                       ARTICLE 11:  FRANCHISE AGREEMENTS

     11.1  FRANCHISE AGREEMENTS UTILIZED BY MASTER LICENSEE.  The form of
           ------------------------------------------------
Franchise Agreements used by Master Licensee to grant franchises to Franchisees for the operation of Units shall be substantially in the form of Exhibit H to be attached hereto, or such other form as shall be approved or supplied by Company, in its sole discretion. Company shall supply the U.S. standard form unit franchise agreement to Master Licensee and Master Licensee shall modify such agreement to conform to Legal Requirements and other commercially necessary requirements. Among other things, Master Licensee will use English as the language for all Franchise

Agreements, and shall adhere to the fee structure used by Company in Company's U.S. standard form unit franchise agreement (that is, application fee, initial franchise fee, reservation fee, continuing fees and marketing fund contributions) to the extent permitted by local law; provided that Master Licensee shall have complete discretion to establish the amount of such fees. Master Licensee shall promptly notify Company of any variations from such fee structure and shall report to Company all Franchise Fees and all other fees, payments, rentals, compensation or other consideration paid by its Franchisees and Affiliates. If a form of Franchise Agreement is approved in writing by Company, Master Licensee will make or permit no material changes or modifications to the approved form Franchise Agreement without the prior written consent of Company, which will not be unreasonably withheld. A copy of each executed Franchise Agreement and any ancillary documents between Master Licensee and its Franchisees and Affiliates shall be provided to Company within ten (10) days after execution of the Franchise Agreement. All non-material and Company approved material changes or modifications from the approved form Franchise Agreement shall be highlighted by Master Licensee when submitted to Company.

     11.2  TERMINATION/EXPIRATION OF FRANCHISES.  Upon the termination or
           ------------------------------------
expiration of a franchise for the operation of a Unit, Master Licensee shall require the Franchisee, to the extent permissible by law, to promptly and expeditiously: (a) either vacate the premises or modify the premises and operation of the Unit operated by the former Franchisee to remove its identification as a Unit, and refrain from any use, in any manner or for any purpose, of the Marks or the Travelodge System; (b) deliver to Master Licensee all copies of the Territory System Standards Manual and all other materials relating to the Travelodge System which Master Licensee or Company have designated Confidential Information; and (c) deliver to Master Licensee or provide evidence of complete destruction of all signs, advertising materials, forms and other materials containing the Marks or otherwise identifying or relating to Units. Each Franchise Agreement shall provide that in the event this Agreement terminates pursuant to Paragraph 15. 1, the Franchisee shall attorn to Company or its designee, and their successors and assigns as the successor in interest to Master Licensee, and, that the Franchisee, or the successor in interest to Master Licensee if the combined rates of the Continuing Franchise Fee and the Franchise System Fee under the Franchise Agreement are less than four and one-half percent (4.5%) of Gross Room Revenues or an equivalent fixed Dollar amount, may terminate the Franchise Agreement without penalty or compensation to the other party upon six months prior written notice given after the third and before the fourth anniversary of the effective date of termination of this Agreement.

     11.3  ENFORCEMENT, INSPECTION AND ASSISTANCE BY MASTER LICENSEE. Master
           ---------------------------------------------------------
Licensee shall strictly enforce each and every Franchise Agreement for a Unit and shall require that Franchisees strictly comply with all of the terms and conditions of such Franchise Agreements. Master Licensee shall demand Franchisee compliance with all Territory System Standards and shall, in a diligent and reasonable manner, supervise and monitor the operation of all Units operated by Franchisees, including, without limitation, periodically inspecting Units for compliance with Quality Standards, preparing quality assurance inspection reports, furnishing assistance to Franchisees and Unit managers to correct deficiencies in operations or capital items, conducting follow-up inspections, diligently enforcing Franchisee reporting and payment obligations, auditing Franchisees to assure proper record-keeping and Gross Room Revenue reporting, assisting Franchisees to transfer ownership of their Units and franchises and, when necessary, terminating franchises and enforcing termination and post-termination rights against non-complying Franchisees. Master Licensee must issue a notice of default or similar formal notice of noncompliance if a Franchisee's account is more than sixty (60) days past due. Either Master Licensee or Company may suspend reservation system service to any Unit in default under this Agreement or its Franchise Agreement. Company will consult with Master Licensee before suspending reservation system service to Unit not owned or operated by Master Licensee or an Affiliate. Master Licensee must terminate a Franchise Agreement (or the franchise granted thereunder), subject to Legal Requirements, if the default is not cured or a reasonable plan to cure (under which the default is cured within 90 days after the date the original cure period expires) is not adopted with Master Licensee's consent within sixty (60) days after the notice to cure is sent by Master Licensee. Master Licensee's enforcement obligations under each Franchise Agreement may include the pursuit of legal remedies available under local law and cooperation with Company if Company seeks enforcement of any Franchise Agreement on behalf of Company or Master Licensee. In addition, Master Licensee shall require, and strictly enforce the requirement, that each Unit be equipped with a battery-operated or hard-wired smoke and fire alarm system and secure guest room locking and building access system. Master Licensee shall further require, and strictly enforce the requirement, that each Unit comply with applicable building and safety codes and insurance requirements.

     11.4  UNITS OPERATED BY AFFILIATES.  Master Licensee must enter into a
           ----------------------------
Franchise Agreement approved by Company with Master Licensee or its Affiliate for each Unit operated by Master Licensee or such Affiliate. Master Licensee will cause each Unit operated by its Affiliates to comply strictly with the terms and conditions of the Franchise Agreement and with the Territory System Standards Manual. All Franchise Fees payable by Master Licensee and its Affiliates will be deemed paid when due under their respective Franchise Agreements, whether or not received by Master Licensee, for the purpose of computing amounts due under Paragraphs 5.2, 5.3, 5.6, and 5.10.

     11.5  FRANCHISE SERVICES. All services and assistance to be provided to
           ------------------
Franchisees by the franchiser under Franchise Agreements in connection with the development and operation of Units shall be provided by Master Licensee and such obligation of Master Licensee shall not be transferred, delegated or subcontracted to any other person or entity without Company's prior written approval, provided that Master Licensee shall remain ultimately responsible for all necessary assistance and services to be provided Franchisees under the Franchise Agreement. Master Licensee acknowledges that Company's approval in such case will be subject to, among other things, a proper accounting of all Franchise Fees and other payments made by Franchisees for such services and assistance and provision for payment to Company of its allocable portion of such Franchise Fees or other payments by Franchisees as determined by Company in its sole discretion.

     11.6  GUEST ROOM REGISTRATION FORMS.  Master Licensee shall include in all
           -----------------------------
Franchise Agreements, and shall vigorously enforce by appropriate means, a requirement that all guest room registration forms utilized by Units of Master Licensee, Affiliates and Franchisees contain (a) an acknowledgment on the part of the guest that all claims arising out of the guest's stay at the Unit shall be brought in the courts of the Territory, and (b) a disclaimer of liability and responsibility on the part of Company and its Affiliates. Such acknowledgment and disclaimer shall be disclosed prominently in English and the official language of the appropriate political jurisdiction in which the Unit is located on each registration form, and shall be approved by Company prior to use.

                              ARTICLE 12: REPORTS

     Master Licensee shall furnish to Company:

     (a) within thirty (30) days after the end of each calendar month a report in the form prescribed by Company and signed by an officer of Master Licensee
(1) stating the Gross Room Revenues of and Franchise Fees and Franchise System Fees paid by each Unit during such month and calculation of Company Initial Fees, Company Continuing Fees, Company Reservation Fees, and Company Marketing Contributions; (2) a current list of all Franchisees by location and all Units under development, opened, closed and transferred to a different Franchisee during the month; and

     (b) such other reports and information relating to the operation of Units by Franchisees in such form and for such periods and at such times, as Company from time to time reasonably prescribes. Master Licensee will reserve sufficient rights, and will exercise reasonable diligence to obtain, all statements, reports and information from Franchisees which are required to comply with this Agreement.


                      ARTICLE 13:  INSPECTIONS AND AUDITS

     Company and its agents shall have the right at any time during regular business hours to inspect Master Licensee's headquarters and Units operated by Master Licensee's Affiliates and after reasonable notice to audit the books and records of any such Unit and relevant books and records of Master Licensee and its Affiliates. Master Licensee hereby authorizes entry by Company and its agents to Master Licensee's headquarters and any Unit operated or owned by Master Licensee or an Affiliate. Master Licensee and its Affiliates shall cooperate fully, and Master Licensee shall obligate Franchisees in the Franchise Agreements to cooperate fully, and use commercially reasonable efforts to promote and compel such cooperation, with representatives and agents of Company making inspections and audits of Franchisees' Units and shall permit representatives and agents of Company to take photographs, movies or videotapes of such Units, to interview employees thereof and to make copies of such books and records. Reasonable notice shall be given three (3) business days in advance of the scheduled arrival date of the persons performing any audit on behalf of Company under this Article 13. Company will notify Master

Licensee 24 hours in advance of any inspection to be performed on a Unit not owned or operated by Master Licensee or any Affiliate.

                           ARTICLE 14:  ASSIGNMENTS

     14.1  ASSIGNMENT BY COMPANY. Company may assign this Agreement without
           ---------------------
restriction provided that the assignee succeeds to all of the rights and obligations of Company hereunder. Company will give Master Licensee written notice of any assignment of this Agreement, other than a collateral assignment, after which the assignee shall have sole responsibility for performance of the Company's duties and responsibilities under this Agreement and Company shall be relieved from same. Company shall then be liable only for its obligations arising under this Agreement prior to the assignment.

     14.2  ASSIGNMENT BY MASTER LICENSEE.  Master Licensee acknowledges that the
           -----------------------------
rights and duties created by this Agreement are personal to Master Licensee and that Company has entered into this Agreement on the basis of the collective character, business ability and financial capacity of Master Licensee and its owners. Neither this Agreement (or any interest in it), any material assets of Master Licensee or material portion thereof, nor any part or all of the ownership interest in Master Licensee may be voluntarily or involuntarily, directly or indirectly, sold, assigned or otherwise transferred by Master Licensee or its owners except to Royco, without the prior written approval of Company, whether by merger, consolidation, reorganization, issuance or redemption of capital stock or other corporate action, which approval will not be unreasonably withheld. Any sale, assignment or transfer without such approval shall constitute a breach hereof and convey no rights to or interest in this Agreement; provided, however, if Master Licensee is a public company, then Company's prior written approval shall be required only for the sale, assignment or other transfer of this Agreement, or all or a material portion (35% or more at GAAP value) of the assets of Master Licensee. Master Licensee shall be required to pay to Company the Transfer Fee specified in Paragraph 5.8 for any sale, assignment or other transfer of this Agreement or a "CONTROLLING OWNERSHIP INTEREST" in Master Licensee, meaning fifty percent (50%) or more of the voting equity of Master Licensee other than to Royco; provided, however, if Master Licensee sells voting equity interests in Master Licensee to the public, then Company shall have the right to require Master Licensee to pay Company the transfer fee specified in Paragraph 5.8 only if, Master Licensee sells voting equity interests in Master Licensee through an initial public offering or one or more additional public offerings such that its owners as of the Agreement Date, or Royco, shall no longer own a controlling ownership interest in Master Licensee. If the transfer of a controlling interest occurs, Company will offer to the transferee the opportunity to undergo the initial training program described in Paragraph 4.2 for no additional fee paid to Company, provided that the Transfer Fee is paid to Company before such training commences.

     14.3  ASSIGNMENT TO ROYCO OR AN AFFILIATE. Master Licensee shall have the
           -----------------------------------
right to assign its rights and obligations under this Agreement to an Affiliate or to Royco, which assignment shall be permitted upon delivery of written notice to Company. Such assignment shall also be conditioned upon: (a) the execution by the assignee and Master Licensee and delivery to Company of a written instrument of assignment and assumption acceptable to Company; (b) guaranty of all obligations of such assignee under this Agreement, substantially in the form attached hereto as Exhibit B by the assignee's owner; (c) the assignee's execution and delivery to Company of a written certificate that it has, as of five (5) days prior to the assignment, and will maintain during the Term, the insurance coverage specified in Article 8 hereof and (except with respect to Royco) a net worth at least as good as the net worth of Master Licensee at the time of the assignment; and (d) the assignee's execution and delivery to Company of an officers' certificate within thirty (30) days prior to the date of transfer giving to Company representations and warranties with regard to the transferee identical in form to Master Licensee's representations and warranties in Paragraph 2.5 and making the statements set forth in the officers' certificate that Master Licensee shall deliver upon signing of this Agreement, except that the assignee's officers' certificate shall provide additional information concerning any and all lines of business conducted by the assignee and its affiliates.

                            ARTICLE 15:  TERMINATION

     15.1  BY COMPANY. Company may terminate this Agreement, effective upon
           ----------
delivery of written notice of termination to Master Licensee in the event that:
(a) Master Licensee violates Paragraph 14.2 by making an assignment without Company's approval; (b) Master Licensee suffers any bankruptcy, examinership, receivership, liquidation, dissolution, insolvency, or experiences an inability to pay debts as they become due or winding up of Master Licensee; (c) at any time Master Licensee fails to comply with the Development Schedule requirements as described in Paragraph 3.1 hereof; (d) Master Licensee or any of its principal executive officers or managing directors are convicted of a felony or other indictable criminal offense; (e) substantially all of the assets of Master Licensee or any Affiliate are condemned, expropriated or otherwise taken over by a governmental authority; (f) an audit performed by or on behalf of Company reveals a material, intentional misrepresentation by Master Licensee of any accounting or financial information, or information regarding quality assurance or marketing programs, or reservation system operations; (g) Master Licensee or any Affiliate challenges the validity of the Marks or Company's or the Marks Owner's rights to or ownership of the Marks; (h) (intentionally deleted); (i) (intentionally deleted); or j) Master Licensee materially breaches any other material provision of this Agreement or of the exhibits hereto and does not cure such breach, or furnish evidence of diligent and continuing action undertaken by Master Licensee to cure such breach, within ninety (90) days after written notice of such breach is delivered to Master Licensee.

     15.2  BY MASTER LICENSEE.  Master Licensee shall have the right to
           ------------------
terminate this Agreement if Company materially breaches any material provision of this Agreement and does not cure such breach or furnish evidence of diligent and continuing action undertaken by Company to cure such breach, within ninety
(90) days after written notice of such breach is delivered to Company.

     15.3  IN THE EVENT OF WAR.  If war is declared by the government of the
           -------------------
Territory or armed hostilities exist which render all or a substantial part of the Territory uninhabitable or unsafe for travel: (a) so long as all sums payable to Company pursuant to this Agreement are paid as and when they come due, this Agreement shall continue in full force and effect; (b) if as a result of such war or armed hostilities any sum due Company hereunder is not paid when due, either party (the "SUSPENDING PARTY") may, upon giving the other party at least ninety (90) days written notice, suspend performance of its obligations hereunder until such war or hostilities have ceased; provided, however, that
                                                     --------
Master Licensee shall remain liable for the amount of any payment it failed to make prior to the date on which suspension takes effect; and (c) within ninety
(90) days after such war or hostilities have ceased, the suspending party shall give the other party notice of its intention to either resume performance of its obligations hereunder or terminate this Agreement, whereupon the suspending party shall resume its performance or this Agreement shall terminate. During the suspension period, Master Licensee shall use diligent efforts to discontinue use and display of the Marks by itself and Franchisees.

ARTICLE 16:  RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION

     16.1  PAYMENT OF AMOUNTS DUE TO COMPANY. Upon termination or expiration of
           ---------------------------------
this Agreement, Master Licensee will pay to Company all Company Initial Fees, Company Continuing Fees, Company Marketing Contributions and any other amounts due Company at the date of such termination or expiration which are unpaid but which are then due and payable in accordance with this Agreement. Master Licensee shall act diligently to collect Franchise Fees and promptly remit Company's share of such Fees . Such payments shall be made within thirty (30) days after the amounts due Company are determined in accordance herewith. Master Licensee shall contemporaneously with such payments furnish a complete accounting of all Company Initial Fees, Company Continuing Fees, Company Marketing Contributions and any other amounts due Company. Amounts due Company shall be offset against the amounts payable under Paragraph 16.7.

     16.2  CHANGE OF IDENTIFICATION.  After termination of this Agreement
           ------------------------
pursuant to Paragraph 5.14, if Company so directs, and whenever a Franchise Agreement terminates, Master Licensee shall promptly undertake (including without limitation the commencement and diligent prosecution of judicial and arbitration proceedings against Franchisees), all reasonable efforts to cause each affected Franchisee to: (a) cease all use of the Marks at the affected Unit, and thereafter refrain from identifying the lodging facility as a current or former Unit or franchisee of, or otherwise associated with, Company, and refrain from any other use of the Marks, or any colorable imitation thereof, in any manner or for any purpose; (b) remove all signs and sign faces from both the interior and exterior of the affected Unit; (c) deliver to Company all copies in the possession of Franchisee of the Territory System Standards Manual, all other manuals and materials relating to the Travelodge System and all advertising materials, forms, and other materials containing the Marks or otherwise identifying or relating to the Unit; (d) cease using room supplies, printed materials, linens, credit card imprinters and other items bearing the Marks; (e) take such action as may be required to change its legal name to another name not using the words "Travelodge," Thriftlodge or equivalent words in the language of the Territory or otherwise confusingly similar to "Travelodge" or "Thriftlodge," and shall cancel all fictitious name or equivalent authorizations relating to use by the affected Franchisee of the Marks and file with the appropriate government agencies and departments instruments terminating registered user rights of the affected Franchisee; and (f) furnish to Company, within ninety
(90) days after the effective date of termination or expiration, evidence reasonably satisfactory to Company of compliance by the affected Franchisee with the foregoing obligations.

     16.3  DISCONTINUANCE OF USE OF TRAVELODGE SYSTEM. Upon termination or
           ------------------------------------------
expiration of this Agreement, except as noted in Paragraph 16.10, Master Licensee and Affiliates shall immediately cease to use in any business or otherwise any portion of the Travelodge System, including the Confidential Information to the extent commercially feasible, and otherwise comply with the obligations described in Paragraph 16.2 to the extent applicable, returning the Systems Standards Manuals and other Confidential Materials to Company.

     16.4  COVENANT NOT TO COMPETE. Except as otherwise provided herein, if
           -----------------------
prior to its expiration: (a) this Agreement is terminated by Company in accordance with the provisions of Paragraph 15.1 hereof for non-payment of any amount due under this Agreement, or (b) this Agreement is terminated by Master Licensee other than in accordance with Paragraph 15.2 hereof, for a period of one (1) year, commencing on the effective date of termination, Master Licensee and its Affiliates engaged in the operation, ownership, management or leasing of a Unit or former Unit shall not enter into or perform any agreement to affiliate, franchise, license or promote any other brand or chain franchise system or hotel cooperative located anywhere in the Territory.

     16.5  RIGHTS UPON TERMINATION OR EXPIRATION. In addition to and not in lieu
           -------------------------------------
of the parties' rights and obligations under Paragraphs 16.1, 16.2, 16.3 and
16.4 hereof, upon termination or expiration of this Agreement:

     (a) Master Licensee shall assign to Company or its designee all of its rights under this Agreement, the Trademark License Agreement, and any approval, registration, authorization or filing with any governmental authority in the Territory and held or made in the name of Master Licensee, or the Licensee under the Trademark License Agreement, whereupon Company (or its designee) shall expressly assume the obligations of Master Licensee under this Agreement, of the Licensee under the Trademark License Agreement, and as required under the governmental authorizations described above; and

     (b) In consideration of the payment described in Paragraph 16.7, Master Licensee shall assign to Company or its designee the Area Agreements and Franchise Agreements for Units operated by Franchisees whereupon Company shall expressly assume the obligations of Master Licensee under such Area Agreements and Franchise Agreements.

     16.6  CLOSING. Company shall have at least ninety (90) days to prepare for
           -------
closing the transaction described in Paragraph 16.5, and all Franchise Agreements must be transferred free and clear of any liens, charges and encumbrances. Master Licensee shall take any and all actions as may be required by the Legal Requirements, and shall use its best efforts to obtain any governmental authorizations or approvals, to ensure the effectiveness of any assignment made hereunder, as between Master Licensee and Company and as against all third parties, including without limitation, Franchisees.

     16.7  PRICE FOR ASSIGNMENT OF FRANCHISES.  The payment to be made by
           ----------------------------------
Company for the assignments provided for in Paragraph 16.5(a) hereof shall be an amount equal to the aggregate Area Continuing Fees and Continuing Franchise Fees (excluding Franchise System Fees and Franchise Reservation Fees) paid to Master Licensee by Area Franchisees and Franchisees under the applicable Franchise Agreements for: (a) the last twelve (12) complete months preceding the date of expiration of the Term without renewal, less the aggregate Company Continuing Fees paid and payable to Company for such period; or (b) the last twelve (12) complete months preceding the date of termination, in the event of a termination by Company pursuant to Paragraph 15.1, less the aggregate Company Continuing Fees paid to Company for such period. If Master Licensee terminates this Agreement other than in accordance with Paragraph 15.2, at the Company's option, Company shall not be required to make any payment to Master Licensee under this Paragraph 16.7, but such payment, if Company elects to make same, shall be in lieu of any damage claim that could be made by Company against Master Licensee for lost profits or Company Continuing Fees that would accrue after the termination. If Master Licensee terminates this Agreement in accordance with Paragraph 15.2, the amount of the payment to be made by Company under Paragraph 16.5(a) shall be determined first by informal dispute resolution as provided in Paragraph 17.8, and failing that, by arbitration as provided in Paragraph 17.9.

     16.8  (INTENTIONALLY DELETED.)
           ------------------------

     16.9  CONTINUING OBLIGATIONS. All obligations of Company and Master
           ----------------------
Licensee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

     16.10  EARLY TERMINATION BY MASTER LICENSEE.  If this Agreement is
            ------------------------------------
terminated in accordance with Paragraph 15.2 above, Master Licensee and Franchisees may continue to use the Marks and the Territory System Standards in effect at the time of termination in accordance with Paragraph 6.1 (a) and
Article 7 until the earlier to occur of four (4) years thereafter or thirty (30) days after Master Licensee's written notice of discontinuance of use thereof without any obligation to pay Company any Company Continuing Fees during such period. Master Licensee and its Franchisees may during such period continue to participate in system-wide marketing programs administered by Company and obtain reservation system services if it continues to pay Company Marketing Contributions and Company Reservation Fees when due hereunder.


                        ARTICLE 17:  GENERAL PROVISIONS

     17.1  SEVERABILITY.  Except as expressly provided to the contrary herein,
           ------------
each section, paragraph, term and condition of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, arbitrator, agency or tribunal with competent jurisdiction in a proceeding to which Company is a party, that ruling shall apply only to the jurisdiction of such court, arbitrator, agency or tribunal and shall not impair the operation of, or have any other effect upon, such other terms and conditions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any provision held to be invalid shall be deemed not to be a part of this Agreement in such jurisdiction from the earlier of the date on which the time for appeal expires or receipt by Company or Master Licensee of a notice of non-enforcement thereof Notwithstanding the foregoing, either party may terminate this Agreement if a provision is held invalid or unenforceable that materially and adversely affects the rights or obligations of the party, or substantially diminishes the fundamental benefits of this Agreement for the party.

     17.2  SUBSTITUTION OF VALID PROVISION. If, under any applicable and binding
           -------------------------------
law or rule, any provision of this Agreement is invalid or unenforceable, the parties shall modify such invalid or unenforceable provision to the extent required to be valid and enforceable. The parties agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which are held to be unenforceable in a final, unappealable ruling, or from reducing the scope of any promise or covenant to the extent required to comply with such ruling.

     17.3  FORCE MAJEURE.  Subject to Paragraph 15.3, neither Company nor Master
           -------------
Licensee shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) windstorms, rains, floods, earthquakes, typhoons, mudslides or other similar natural causes; (b) fires, strikes, embargoes, or riot; (c) legal restrictions; or (d) any other similar event or cause beyond the control of the party affected. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that no such cause other than a governmental or judicial order shall excuse payment of amounts owed at the time of such occurrence or payment of Company Continuing Fees, and other amounts due to Company subsequent to such occurrence. In the event of war or armed hostilities affecting the Territory, Paragraph 15.3 shall be controlling.

     17.4  CUMULATIVE REMEDIES. The rights of Company and Master Licensee
           -------------------
hereunder are cumulative and no exercise or enforcement by Company or Master Licensee of any right or remedy hereunder shall preclude the exercise or enforcement by Company or Master Licensee of any other right or remedy hereunder or which Company or Master Licensee is entitled by law to enforce.

     17.5  ATTORNEYS' FEES. If a claim for amounts owed by Master Licensee to
           ---------------
Company is asserted in any proceeding before a court of competent jurisdiction or arbitrator, or if Company or Master Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its expenses, including reasonable accounting and legal fees.

     17.6  GOVERNING LAW. This Agreement and the validity, performance,
           -------------
construction and effect of this Agreement shall be governed by the laws of the Province of Ontario and the Federal laws of Canada.

     17.7  INTERPRETATION. The preambles to this Agreement are a part of this
           --------------
Agreement, which constitutes the entire agreement of the parties (all prior representations, negotiations and agreements being merged into this Agreement), and there are no other oral or written understandings or agreements between Company and Master Licensee relating to the subject matter of this Agreement. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. This Agreement shall be executed in one (1) or more counterparts, each of which shall be deemed an original. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time.

     17.8  INFORMAL DISPUTE RESOLUTION. Prior to filing any arbitration
           ---------------------------
proceeding pursuant to Paragraph 17.9, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of any dispute. Within fifteen (15) business days after the other party's receipt of such notice, the Chief Executive Officer or other senior executive officer of both Company and Master Licensee shall meet in Toronto, Ontario or by video conference, in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, either party may initiate an arbitration proceeding as described in Paragraph 17.9.

     17.9  ARBITRATION.  (a)  All controversies, disputes or claims arising in
           -----------
connection with, from or with respect to this Agreement which are not resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, shall be subject to binding arbitration.
The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules in effect on the Agreement Date, as an enacted in Ontario as the International Commercial Arbitration Act, R.S.O. 1990, Chapter I.9.

     (b) The case shall be administered by the New York, New York office of the American Arbitration Association in accordance with its "Procedures for Cases Under the UNCITRAL Arbitration Rules." The arbitration proceeding shall be conducted in Toronto, Ontario in the English language. The Rules of Evidence of the Ontario General Court shall apply to the arbitration hearing. The American Arbitration Association shall be the appointing authority. A single neutral arbitrator shall be appointed for proceedings with an amount in controversy, determined by the demand for arbitration and the response, is less than CN$500,000 or its then equivalent in United States Dollars, and three neutral arbitrators if the amount in controversy exceeds such amount. The arbitrator shall be a citizen of the United States or Canada and shall be experienced in the hospitality business or in franchising and distribution law or business.

     (c) The arbitrator shall have the right to award or include in the award any relief which is deemed proper under the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The arbitrator shall issue a written opinion explaining the reasons for the decision and award. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be otherwise applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder.

     (d) Without limiting the foregoing, the parties shall be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

     (e) The parties each may conduct pre-hearing discovery limited to two (2) requests for production of documents and up to ten (10) examinations for discovery, in conformance to the Rules of Practice of the Ontario General Court relating thereto. The arbitrator shall establish a reasonable discovery schedule not to exceed 45 days for each party. Failure to produce a document in response to a request for production makes the document inadmissible in the arbitration. Failure to produce a witness at the scheduled time for his or her examination renders the witness ineligible to appear at the arbitration hearing or provide testimony by affidavit.

     (f) Either party may apply to a court of competent jurisdiction for injunctive relief to preserve the status quo pending the outcome of the arbitration, to prevent the disclosure of confidential information, to enjoin the unauthorized use and display of Marks or the System, and to allow the conduct of an inspection or audit pursuant to Article 13.

     17.10  DELIVERY OF NOTICES AND PAYMENTS.  All notices, reports and other
            --------------------------------
information and supporting records permitted or required to be delivered by the provisions of this Agreement shall be delivered to:

COMPANY: TRAVELODGE HOTELS, Inc., 339 Jefferson Rd., Parsippany, New Jersey (U.S.A.) 07054; Attn: Executive Vice President and General Counsel, Fax: (201) 428-5269.

MASTER LICENSEE: CHARTWELL CANADA HOSPITALITY CORP., 500, 5940 Macleod Trail South, Calgary, Alberta Canada T2H 2G4; Fax: (405) 255-6981; Attention:
President.

with a copy to:  Dennis Brans, Esq., Brans, Lehun, Baldwin & Champagne, Suite
1701,

Richmond Adelaide Centre, 120 Adelaide St. West, Toronto, Ontario, Canada M5H 1T1; Fax (416) 601-0655; and a copy to General Counsel, Chartwell Leisure Inc., 605 Third Avenue, New York, NY 10158; Fax (212) 867-5475.

The address and designee for notices may be modified from time to time by either party with written notice to the other party. Company shall not be obligated to give any notice to any Affiliate or Franchisee, and notice to Master Licensee shall constitute sufficient notice to each Affiliate and Franchisee of Master Licensee to which such notice is applicable. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telex, cable or comparable electronic system and two (2) business days after sending by air courier service.

     17.11  WAIVER.  Company and Master Licensee may, by written instrument,
            ------
unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by either party shall be without prejudice to any other rights such party may have, will be subject to continuing review by that party, and may be revoked, in that party's sole discretion, at any time and for any reason, effective ten (10) days after delivery of written notice to the other party. Company and Master Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of Company or Master Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; any waiver, forbearance, delay, failure or omission by Company or Master Licensee to exercise any right, power or option, whether of the same, similar or different nature, with respect to any other Travelodge facility; or the acceptance by Company of any payments from Master Licensee after any breach by Master Licensee of this Agreement.

     17.12  U.S. GOVERNMENT REGULATIONS.  Master Licensee shall not, without the
            ---------------------------
prior written consent of Company, disclose, sublicense or sell any of the information or rights it receives from Company under this Agreement to any person, or any government agency of any nation, if such disclosure, sublicense or sale would be regarded by any governmental agency or department of the U.S. as a breach of the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et
                                                                             --
seq. (1988), or the Transaction Control Regulations, 31 C.F.R. Section 505 et
---                                                                        --
seq. (1988).  Master Licensee shall obtain a similar commitment from each of its
---
Franchisees. Master Licensee shall refrain from making any payments to third parties which would cause Company to be in violation of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, 78dd-2 (1988).

     IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement in one (1) or more counterparts on the Agreement Date.

                            COMPANY:

ATTEST:                     TRAVELODGE HOTELS, INC.


__________________________  By:____________________________
Title:____________________  Title:_________________________




                            MASTER LICENSEE:

ATTEST:                     CHARTWELL CANADA HOSPITALITY CORP.



__________________________  By:__________________________
Title:____________________  Title:_______________________

                                ACKNOWLEDGEMENTS


Before me, the undersigned notary public, personally appeared
_______________________________________, and ____________________________, to me
known, who executed this instrument in the capacities stated above as the free act and deed of CHARTWELL CANADA HOSPITALITY CORP., a Delaware corporation at __________________________, _______________________,
__________________________________.


(Notary Seal)

___________________________________
My Commission expires:___________________



Before me, the undersigned notary public, personally appeared
______________________________________ and ___________________________, to me
known, who executed this instrument in the capacities stated above as the free act and deed of TRAVELODGE HOTELS, INC. at Parsippany, Morris County, New Jersey, United States of America.


(Notary Seal)

__________________________________
My Commission expires:_________________________

                                   EXHIBIT A
                                   ---------

                                 LIST OF MARKS

                                 UNITED STATES
                                 -------------

MARK                                   REG. NO.        REG. DATE
----                                   --------        ---------

Travelodge                              1,474,602      Jan. 26, 1988

Travelodge                              1,869,185      Dec. 27, 1994

Travelodge & Design                     1,879,457      Feb. 21, 1995

Travelodge & Design                     1,868,724      Dec. 20, 1994

Travelodge Preferred Traveler           1,213,615      Oct. 19, 1982

Thriftlodge                             1,539,812      May 16, 1989

Sleepy with Sleepy Bear Design            848,208      April 30, 1968

Sleepy Bear                             1,868,761      Dec. 20, 1994

Sleepy Bear Club                        1,895,437      May 23, 1995

Bear Silhouette Design                  1,006,905      March 18, 1975

Bear Silhouette                   App. 74/439,019      Sept. 23, 1993

Sleepy                            App. 74/647,861      Mar. 17, 1995

                                   SCHEDULE
                                 LIST OF MARKS
                              DOMINION OF CANADA

MARK               REG. NO.   DATE          CLASS
----               --------   ----          -----

Sleepy               270706  11/2/82     16,21,25,34,42

Bear Silhouette
   Design            270705   7/2/82  16,21,25,34,35,42

Sleepy Bear          448622  10/6/95                 42

Sleepy Bear
   Club              756431                          42

Travelodge           117776  4/29/60                 42

Travelodge           352092  2/24/89                 42

Viscount             291703   6/8/84                 42

Travelodge         UCA42384  3/17/50                 24

Travelodge
   Viscount          294589  8/31/84                 42

                                   EXHIBIT B
                        TO THE MASTER LICENSE AGREEMENT


                          GUARANTY AND ASSUMPTION OF
                         MASTER LICENSEE'S OBLIGATIONS
                         -----------------------------

     In consideration of and as an inducement to the execution by TRAVELODGE HOTELS, INC. ("Company") of that certain Master License Agreement for the Dominion of Canada (the "Agreement") with CHARTWELL CANADA HOSPITALITY CORP., a Delaware corporation ("Master Licensee"), the undersigned, ("GUARANTOR"), hereby personally and unconditionally: (A) guarantees to Company and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that Master Licensee shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (B) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement.

     The undersigned waives:
a)  acceptance and notice of acceptance of the foregoing undertakings;
b) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed, provided that the undersigned is provided with a copy of the notice of non-performance or demand for payment sent to Master Licensee;
c) protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;
d) any right it may have to require that an action be brought against Master Licensee or any other person as a condition of liability; and
e) any and all other notices and legal or equitable defenses to which it may be entitled as a guarantor.

     The undersigned consents and agrees that:
a) it shall render any payment or performance required under the Agreement upon demand if such Master Licensee fails or refuses punctually to do so;
b) such liability shall not be contingent or conditioned upon pursuit by Company of any remedies against Master Licensee or any other person, it being understood that this Guaranty is a suretyship under local law; and

c) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Company may from time to time grant to Master Licensee or to any other person, including, without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

  The undersigned further covenants with Company to require Master Licensee to change its legal name in accordance with Paragraph 16.2 of the Agreement within 30 days after it terminates.

  IN WITNESS WHEREOF, the undersigned has executed this Guaranty and Assumption of Obligations on the ___ day of September, 1996.

                                 GUARANTOR:

                                 CHARTWELL LEISURE INC.


                                 By:__________________________
                                       President

     Before me, the undersigned notary public, personally appeared ___________________, to me known, who executed this instrument stated above as the free act and deed of the entity represented by such person.

(Notary Seal)       ___________________________
                    My Commission expires:___________________

Licensee: (Licensee Name)
Location: (Location)
Unit Number: (Unit No.)



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This "Assignment" is made and entered into as of September 30, 1996 by and among TRAVELODGE HOTELS, INC., a Delaware corporation ("Assignor") and CHARTWELL CANADA HOSPITALITY CORP., a Delaware corporation ("Assignee").

     Recitals.  Assignor is the Licensor under a License Agreement and certain
     --------
other agreements relating to a Travelodge franchise granted to the referenced Licensee, (collectively, the "Agreements"). The Agreements, which are incorporated by reference into this Assignment, authorize the operation of a Travelodge franchise assigned the referenced Unit Number (the "Facility") at the location described above. Assignor is conveying the Agreements to Assignee pursuant to that certain Master License Agreement dated of even date herewith (the "Master License Agreement"). Assignee has agreed to assume and accept the rights and obligations of the Licensor under the Agreements, effective as of the date of this Assignment.

     IN CONSIDERATION of the premises, the mutual promises in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is agreed as follows:

     1. Assignor bargains, sells, transfers, assigns, delegates and conveys to Assignee, and Assignee accepts and assumes, all of Assignor's right, title and licensor's interest in and to the Agreements, subject to Section 3 below.

     2. Assignee accepts and assumes the rights, benefits, burdens and obligations of the licensor under the Agreements, effective as of the date of this Assignment, including all existing and future obligations of Assignor to pay and perform under the Agreements.

     3. Assignor shall be entitled to collect and retain the franchise fees accruing through September 30, 1996, as provided in Paragraph 2.7 of the Master License Agreement. Assignor's computation of amounts due to it under the Agreements shall be binding and conclusive in the absence of manifest error.

     4. Assignor shall deliver the original of its hard copy franchise files containing the Agreements and all related correspondence filed therein and a copy of its 1996 accounting records relating to the Agreements to the location designated by Assignee within 10 days after the date this Assignment is effective. Assignor may retain its original accounting records and copies of its franchise records.

     5. The Master License Agreement contains additional terms relating to this transaction.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Assignment effective as of the date first above written.


ASSIGNOR:

TRAVELODGE HOTELS, INC.

                                 Attest:______________________________
                                             Assistant Secretary

By:________________________________
       Vice President



ASSIGNEE:

CHARTWELL CANADA HOSPITALITY CORP.


                                 Attest:_____________________________
                                                  Secretary

By:_____________________________
       (Vice)  President

                                   EXHIBIT D

                          TRADEMARK LICENSE AGREEMENT

     THIS AGREEMENT is made and entered as of September 30, 1996 by and between TRAVELODGE HOTELS, INC., a corporation organized under the laws of the State of Delaware, U.S.A. ("LICENSOR"), and CHARTWELL CANADA HOSPITALITY CORP., a corporation organized under the laws of the State of Delaware, U.S.A. ("LICENSEE").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Licensor warrants that it currently owns or has the exclusive right to license and sublicense certain trademarks, service marks, tradenames, logos and other commercial symbols, including without limitation, those listed on the Schedule attached hereto (whether any such are registered or not), as the same shall be amended from time to time (collectively, the "MARKS"), used in the operation of Travelodge and Thriftlodge motels, hotels, suites, motor hotels and lodging facilities (collectively, "TRAVELODGE UNITS");

     WHEREAS, Licensee and Licensor, have entered into that certain Master License Agreement dated as of the date hereof (the "MASTER AGREEMENT"), for the purpose of owning, operating and franchising Travelodge and Thriftlodge Units in Canada (the "TERRITORY"); and

     WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to obtain from Licensor, the right to use the Marks in connection with owning, operating and franchising Travelodge Units in the Territory on the terms and conditions contained herein and in the Master Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and obligations set forth herein, the parties hereto agree as follows:

     1.   GRANT OF LICENSE. Subject to earlier termination in accordance with
          ----------------
the terms hereof and of the Master Agreement, Licensor hereby grants to Licensee upon the terms and conditions hereinafter set forth, for a term commencing on the date hereof and expiring on December 31, 2026 (subject to renewal on the terms described in the Master Agreement), the exclusive license to use the Marks in connection with owning, operating and franchising Travelodge Units in the Territory and to license the Marks to franchisees in connection with the operation of Travelodge Units in the Territory. Except as otherwise provided herein and provided that Licensee is in compliance with this Agreement, Licensor shall not grant a license for use of the Marks for owning, operating or franchising Travelodge Units in the Territory during the term of this Agreement. The license granted herein is limited to the Territory and confers no rights upon Licensee to use the Marks outside of the Territory, except for advertising purposes approved by Licensor, and provides no restriction on Licensor's use of the Marks outside of the Territory.

     2.   ROYALTY.  In consideration of the license granted by this Agreement,
          -------
Licensee shall pay to Licensor each year, within ninety (90) days of the end of each calendar year hereunder, for the duration of this Agreement, a royalty of Ten Dollars ($10.00) in lawful currency of the United States of America, net of any applicable taxes. Payment of such royalty by Licensee shall be credited against the "Company Continuing Fees" payable by Licensee under the Master Agreement.

     3.   OWNERSHIP OF MARKS.  Licensee disclaims any ownership rights in or to
          ------------------
the Marks. Licensee's right to use the Marks is derived solely from this Agreement and the Master Agreement and is limited to use in the Territory, that all usage of the Marks by Licensee and its affiliates and franchisees and any goodwill established thereby shall inure to the exclusive benefit of Licensor, that this Agreement does not confer any goodwill or ownership interests whatsoever in the Marks upon Licensee, its affiliates or franchisees, and that, upon termination or expiration hereof, no monetary value shall be attributable to any goodwill associated with the use of the Marks by Licensee, its affiliates and franchisees.

     4.   MARKS REGISTRATION.  Licensor has registered or shall apply for
          ------------------
registration of certain of the Marks (the "PRINCIPAL MARKS")as indicated on
Schedule 1, with the appropriate governmental agencies in the Territory and shall bear the cost thereof Licensor shall pay for all costs associated with registration or renewal of the Marks in the Territory. Licensee will cooperate with Licensor in obtaining registrations of the Principal Marks in the Territory, as deemed necessary or desirable in the sole discretion of Licensor, at Licensor's expense. Licensor shall have the right to designate a supplemental or substitute trademark or trademarks to identify Travelodge Units in the Territory as provided in the Master Agreement and such supplemental or substitute trademark shall be included in the definition of Marks.

     5.   LICENSING OF FRANCHISEES.  If and to the extent that Licensor
          ------------------------
determines that sublicensing of the Marks or franchising agreements contemplated under the Master Agreement presents risks of diminution or loss of rights to the Marks under local law in the Territory, Licensor shall have the right and obligation to enter into a direct trademark license agreement with each affiliate or franchisee that operates a Travelodge Unit in the Territory, and Licensee shall in such case amend accordingly any franchise agreement that it enters into with its franchisees with regard to the Marks and the licensing or sublicensing of the Marks, and to provide for cross default provisions in both agreements.

     6.   REGISTRATION OF AUTHORIZED USER INSTRUMENTS.  Licensor shall execute,
          -------------------------------------------
where required by local law, separate instruments to enable Licensee to register with appropriate government agencies and departments the rights of Licensee to use the Marks and the rights of its affiliates and franchisees as authorized users of the Marks, and Licensee shall exercise its best efforts to cause such instruments to be registered with such government agencies and departments. Also, Licensee, where required by local law or as directed by Licensor, shall execute separate instruments to enable Licensor to register with appropriate government agencies and departments the rights of Licensor to the Marks and the rights of Licensee, its affiliates and franchisees as authorized users of the Marks.

     7.   QUALITY CONTROL.  Licensee acknowledges the importance to Licensor,
          ---------------
its reputation and goodwill, and to the public of maintaining high, uniform standards of quality for the goods and services sold under the Marks. Licensee shall maintain, and shall require its affiliates and franchisees to maintain, standards of quality as may be set by Licensor from time to time and to follow, and to require its affiliates and franchisees to follow, the written specifications or standards of Licensor relating to the type, nature or quality of goods or services sold under the Marks or from a Travelodge Unit. To determine whether Licensee, its affiliates or franchisees are complying with this Agreement and the quality controls set forth herein, Licensor shall have the right at any time during business hours to inspect the premises of any Travelodge Unit located in the Territory, upon reasonable notice to Licensee and the Franchisee and so as not to disrupt the Unit's operations. Licensee shall permit inspection of the premises and fully cooperate with representatives of Licensor during any such inspection. Licensee shall require its affiliates and franchisees to agree to submit to similar inspections.

     8.   INFRINGEMENTS. Licensee shall notify Licensor immediately of any
          -------------
infringement of or challenge to the use of any Mark within the Territory, or any claim of any rights in any Mark, or any confusingly similar trademark, within the Territory, of which Licensee becomes aware. Licensor shall have the right to control the conduct of all acts including all proceedings relating to the Marks. The decision on whether or not to take and defend any proceedings shall be at the sole discretion of Licensor after consultation with Licensee. If Licensor elects not to take or defend such proceeding, Licensee may proceed in Licensor's stead, at Licensee's own expense. In such case, the Licensor shall execute such powers of attorney and related documents as Licensee reasonably requests in order to conduct the infringement action. The cost of defending or prosecuting the infringement action shall be borne as set forth in the Master Agreement. Licensee waives its rights under Section 50(3) of the Trade-Marks Act (Canada).

     9.   FORM OF USE.  Licensee shall use the Marks only in the form and manner
          -----------
and with appropriate legends as prescribed from time to time by Licensor, and not to use any other trademark or service mark in combination with the Marks without prior written approval of Licensor. Licensee, its affiliates and its franchisees will not incorporate any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols, or in any modified form, or use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized under this Agreement or the Master Agreement, and will display the Marks and give notices of trademark registrations in the manner prescribed by Licensor, such as in the Territory System Standards Manual (as provided under the Master Agreement), as updated from time to time, and obtain such licenses, permits and authorizations relating thereto as may be necessary or advisable under applicable local law in the Territory.

     10.  ASSIGNMENT.  Neither this Agreement nor any part or all of the
          ----------
ownership of Licensee may be voluntarily or involuntarily, directly or indirectly assigned, sold, pledged, hypothecated or otherwise transferred without the prior written consent of Licensor (except as permitted by the Master Agreement) and any such assignment or transfer without such approval shall constitute a breach hereof and convey no rights or interests in the Marks to such assignee. This Agreement is fully assignable by Licensor and shall inure to the benefit of any assignee or other legal successor to the interests of Licensor.

     11.  RELATIONSHIP OF THE PARTIES.  This Agreement does not create a
          ---------------------------
fiduciary relationship between Licensor and Licensee, which shall be independent contractors. Nothing in this

Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose. Furthermore, the parties hereto shall not accept service of process for each other or their respective affiliates.

     12.  TERMINATION BY LICENSOR.  Licensor may terminate this Agreement,
          -----------------------
effective upon delivery of notice of termination to Licensee: (a) if Licensee violates Paragraph 10 by making an assignment in violation of this Agreement or the Master Agreement; (b) if Licensor terminates the Master Agreement; (c) if Licensee terminates the Master Agreement and is not authorized to continue to utilize the Marks. Upon termination or expiration of this Agreement, Licensee shall pay to Licensor all fees and any other amounts due Licensor under this Agreement at the date of termination or expiration which are unpaid. Such payments shall be made within thirty (30) days after the amounts due Licensor are determined in accordance herewith. After the ter mination or expiration of this Agreement, if Licensor so directs, Licensee will promptly and expeditiously undertake, and require franchisees and affiliates to promptly and expeditiously undertake all actions required to be taken by Licensee under Paragraph 16.2 of the Master Agreement.

     13.  WAIVER.  The waiver by either party of a breach or provision of this
          ------
Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

     14.  BINDING EFFECT.  This Agreement shall be binding  upon  the  parties
          --------------
hereto and shall inure to the benefit of their respective executors, administrators, heirs and successors in interest.

     15.  SEVERABILITY.  The invalidity, illegality or unenforceability of  any
          ------------
provision hereof shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any other provision thereof.

     16.  ATTORNEYS' FEES.  If a claim for amounts owed by Licensee to Licensor
          ---------------
is asserted in any proceeding before a court of competent jurisdiction or arbitrator, or if Licensor or Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its expenses, including reasonable accounting and legal fees.

     17.  GENERAL.  The paragraph headings are for information only and this
          -------
Agreement shall not be construed by reference thereto. Except to the extent governed by the Lanham Act (15 U.S.C. Section 1051 et seq.), this Agreement and
                                                   --------
the validity, performance, construction and effect of this Agreement shall be governed by the laws of the Province of Ontario and the Federal laws of Canada.

     18.  INFORMAL DISPUTE RESOLUTION.  Prior to filing any arbitration
          ---------------------------
proceeding pursuant to Paragraph 19, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of any dispute. Licensor and Licensee each agree that within fifteen (15) business days of the other party's receipt of such notice, the Chief Executive Officer or other senior executive officer of both Licensor and Licensee shall meet in Toronto, Ontario or by video conference, in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, the notifying party may initiate an arbitration proceeding as described in Paragraph 19.

     19.  ARBITRATION.  All controversies, disputes or claims arising in
          -----------
connection with, from or with respect to this Agreement which are not resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, shall be submitted for arbitration to the New York, New York office of the American Arbitration Association under its commercial arbitration rules, with the arbitration proceeding to be conducted in New York, New York. The arbitrator shall have the right to award or include in his award any relief which is deemed proper under the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The arbitrator shall issue a written opinion explaining the reasons for the decision and award. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be otherwise applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder. Without limiting the foregoing, the parties shall be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

     20.  DELIVERY OF NOTICES AND PAYMENTS.  All notices, reports and other
          --------------------------------
information and supporting records permitted or required to be delivered by the provisions of this Agreement shall be delivered to:

Licensor: TRAVELODGE HOTELS, INC., 339 Jefferson Road, Parsippany, New Jersey (U.S.A.) 07054, Attn: Executive Vice President and General Counsel, Fax: (201) 428-5269

Licensee: CHARTWELL CANADA HOSPITALITY CORP., 500, 5940 Macleod Trail South, Calgary, Alberta Canada T2H 2G4 Calgary, Alberta, Canada; Fax: (405) 255-6981

with a copy to: Dennis Brans, Esq., Brans, Lehun, Baldwin & Champagne, Suite 1701, Richmond Adelaide Centre, 120 Adelaide St. West, Toronto, Ontario, Canada M5H 1T1; Fax (416) 601-0655, and to: General Counsel, Chartwell Leisure Inc., 605 Third Avenue, New York, NY; Fax (212) 867-5475.

Either party may change its address and designee for notice from time to time by written notice to the other party. Licensor shall not be obligated to give any notice to any affiliate or franchisee or Licensee, and notice to Licensee shall constitute sufficient notice to each affiliate and franchisee of Licensee to which such notice is applicable. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telecopier, telex, cable or comparable electronic system and two (2) business days after sending by air courier service.

     21.  ENTIRE AGREEMENT; RELATION TO MASTER AGREEMENT.  This Agreement has
          ----------------------------------------------
been entered into concurrently with the Master Agreement and shall continue in effect only so long as the Master Agreement, including the provisions thereof that permit continued use of the Marks after termination of the master licensee rights, remains in effect. In the event of a conflict between the provisions of this Agreement and the Master Agreement, the provisions of the Master Agreement shall govern. This Agreement constitutes the entire agreement of the parties relating to the subject matter of this Agreement, excepting the applicable provisions of the Master Agreement.

     22.  LOCAL MARKS.  Licensee may develop or acquire one or more "Local
          -----------
Marks," as defined in the Master Agreement, to be used in connection with the franchising and operation of Travelodge Units in the Territory. Prior to the development or acquisition of a proposed Local Mark, Licensee shall submit to Licensor a written proposal indicating the Local Mark. If Licensor does not reject such Local Mark within ninety (90) days of receipt of Licensee's written proposal, it shall be deemed approved. Licensee grants to Licensor and other licensees and franchisees of Travelodge Units a perpetual, non-exclusive and world-wide royalty-free license to use all approved Local Marks in connection with the operation of Travelodge Units.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in counterparts the day and year first written above.

                                 COMPANY:

                                 TRAVELODGE HOTELS, INC.,



                                 By:__________________________________
                                 Title:_________________________________



                                 LICENSEE:

                                 CHARTWELL HOSPITALITY CORP.



                                 By:________________________________
                                 Title:______________________________

                               ACKNOWLEDGEMENTS


  Before me, the undersigned notary public, personally appeared
__________________, to me known, who executed this instrument in the capacity stated above as the free act and deed of CHARTWELL CANADA HOSPITALITY CORP. at
_______________________________.

(Notary Seal)       ____________________________________
                    My Commission expires:



     Before me, the undersigned notary public, personally appeared, __________________, to me known, who executed this instrument in the capacity stated above as the free act and deed of TRAVELODGE HOTELS, INC. at Parsippany, Morris County, New Jersey, United States of America.


(Notary Seal)                    _________________________________
                                 My Commission expires:____________________

                                   SCHEDULE

                                 LIST OF MARKS

                                 UNITED STATES
                                 -------------

MARK                                    REG. NO.        REG. DATE
----                                    --------        ---------

Travelodge                              1,474,602      Jan. 26, 1988

Travelodge                              1,869,185      Dec. 27, 1994

Travelodge & Design                     1,879,457      Feb. 21, 1995

Travelodge & Design                     1,868,724      Dec. 20, 1994

Travelodge Preferred Traveler           1,213,615      Oct. 19, 1982

Thriftlodge                             1,539,812      May 16, 1989

Sleepy with Sleepy Bear Design            848,208      April 30, 1968

Sleepy Bear                             1,868,761      Dec. 20, 1994

Sleepy Bear Club                        1,895,437      May 23, 1995

Bear Silhouette Design                  1,006,905      March 18, 1975

Bear Silhouette                   App. 74/439,019      Sept. 23, 1993

Sleepy                            App. 74/647,861      Mar. 17, 1995

                                   SCHEDULE
                                 LIST OF MARKS
                              DOMINION OF CANADA

MARK               REG. NO.   DATE          CLASS
----               --------   ----          -----

Sleepy               270706  11/2/82     16,21,25,34,42

Bear Silhouette
   Design            270705   7/2/82  16,21,25,34,35,42

Sleepy Bear          448622  10/6/95                 42

Sleepy Bear
   Club              756431                          42

Travelodge           117776  4/29/60                 42

Travelodge           352092  2/24/89                 42

Viscount             291703   6/8/84                 42

Travelodge         UCA42384  3/17/50                 24

Travelodge
   Viscount          294589  8/31/84                 42

                                   EXHIBIT E
                   INITIAL FORM OF SOFTWARE LICENSE AGREEMENT

                                                     Location: unit city, state
                                                     File No.: unit number


                            TRAVELODGE HOTELS, INC.
                     RESERVATION SOFTWARE LICENSE AGREEMENT
                     --------------------------------------


     THIS RESERVATION SOFTWARE LICENSE AGREEMENT ("Agreement"), dated as of _____________, 19___, is among Travelodge Hotels, Inc., a Delaware corporation ("we", "our" or "us"), Chartwell Canada Hospitality Corp., a Delaware corporation ("Chartwell") and licensee name~, licensee description~ ("you" or "your"). The definitions of all capitalized terms are found in Appendix A.

     In consideration of the following mutual promises, we and you agree as follows:

     Section 1.  Delivery & Installation of Software.  (a)  HARDWARE.  Hardware
                 -----------------------------------
obtained from an Approved Vendor will be presumed to meet our configuration requirements as set forth in Schedule A. You may obtain from any other source your computer hardware and related operating system software. If you obtain your hardware from any source other than an Approved Vendor, Chartwell must certify that your hardware meets our configuration requirements and you must pay Chartwell a Certification Fee when you pay your Software License Fee. We may modify our configuration requirements from time to time.

     (b) DELIVERY. If you buy the Hardware from an Approved Vendor, we will authorize the Approved Vendor to install the Software. If you obtain your hardware from another source, the Software will either be delivered to the Facility or such other address as you specify in writing, or to your hardware vendor to be installed on the hardware by your vendor. We will not ship you the Software unless and until your hardware meets the configuration requirements as provided in Section 1(c).

     (c) CERTIFICATION AND INSTALLATION SERVICE. If you do not obtain your hardware from an Approved Vendor, you must either (1) ship your hardware to Chartwell for testing and installation of the Software if the hardware meets the configuration requirements, or (2) contact Chartwell for evaluation of your hardware purchase by telephone and certification that your hardware meets our configuration requirements. Chartwell will not perform either service until the Certification Fee, Training Fee and Software License Fee are paid in full. If the hardware sent to Chartwell does not meet the configuration requirements, Chartwell will ship the hardware back to you without installing the Software. You pay the cost of freight for the shipping of the hardware to Chartwell and to you F.O.B. Chartwell's office in Calgary, Alberta. You should also obtain insurance for the shipments as you will bear the risk of loss while the hardware is in transit.

     (d) LIMITED INSTALLATION WARRANTY. If the Hardware is certified and Chartwell installs the Software, Chartwell warrants to you for a period of one year after installation that the Software is properly installed in your Hardware. If any Software failure is the result of improper installation of the Software, Chartwell will reinstall the Software properly at its expense and pay the cost of shipping (freight and insurance) the hardware to and from its Calgary, Alberta facility. This is your exclusive remedy in the event this installation warranty is breached. This warranty is in lieu of all other express and implied warranties for this service. This warranty will be rendered null and void if the Hardware is subjected to abuse, misuse, improper installation at the Facility or maintenance by unqualified service personnel, or if the Software is altered without our consent or direction, used for a purpose not unauthorized under this Agreement or subjected to a violation of Section 5.

     Section 2.  Payments for Software.  You must pay Chartwell a Software
                 ---------------------
License Fee of CN$1000.00 for the License. You must also pay Chartwell a Training Fee of $500.00, and if you do not obtain your hardware from an Approved Vendor, you must pay Chartwell a Certification Fee of $500.00. You will also pay and indemnify Chartwell and us against all federal, state and local excise, sales, use, property, value added or similar taxes (but not any income tax or optional alternative to income tax) due on or in connection with the License. Neither we nor Chartwell is under any obligation to provide the Software until you have concluded payment arrangements satisfactory to Chartwell. Chartwell may apply any amounts received to any outstanding invoices in any order.

     Section 3.  License of Software and Training Materials.  We grant to you a
                 ------------------------------------------
non-transferable, non-exclusive License to use the Software and any Training Materials, subject to the conditions and limitations in this Agreement, so that you can participate in the Central Reservation System, effective during the term described in Section 15. We will provide and you will use, the standard versions of the Software and the Training Materials we are then releasing at the time of installation, as such may be modified, updated or replaced from the versions in use at the time this Agreement is executed. The Software and Training Materials may be used only in conjunction with the Hardware at the Facility, and for the sole purpose of obtaining the Service. If the Hardware malfunctions, the Software and Training Materials may be used on other substantially identical hardware approved by us on a temporary basis while the malfunction continues.

     Section 4.  Title to Software and Training, Materials.  Title to and
                 -----------------------------------------
ownership of the Software and Training Materials shall remain with us or those entities that have authorized us to sublicense and use them, free from any claim or right of yours or the holder of any security interest, lien or encumbrance on the Facility or any of your other property. You will take such steps as may be necessary to prevent any person from acquiring any rights in the Software or Training Materials superior to our rights. If any person attempts to establish any legal right in the Software or Training Materials, you shall promptly notify us in writing.

     Section 5.  Software and Training Materials Proprietary.  The Software and
                 -------------------------------------------
Training Materials are proprietary to us and/or our licensor, if any. Neither you nor any other person will transfer, sublicense, modify, decompile, copy or, except to your employees as needed for the purposes of this License, disclose the Software or Training Materials to any other person or entity, without our prior written consent. The Software and Training Materials are subject to the confidential information provisions of the Franchise Agreement, which are incorporated by reference into this Agreement.

     Section 6.  Software Enhancements and Modifications; Hardware Changes.  We
                 ---------------------------------------------------------
may modify, enhance and rewrite the Software from time to time. So long as you are not in default under this Agreement or the Franchise Agreement, we will provide the modified Software to you in accordance with our chain-wide distribution plan. Either we or Chartwell may offer certain modifications, features, and enhancements for additional license fees, installation and training charges, maintenance fees and other terms as we or Chartwell may establish. You will comply with our installation, use and maintenance instructions regarding non-optional enhancements and modifications. We may change the configuration requirements from time to time, and you must obtain additional or replacement Hardware if necessary, to run enhanced or modified versions of the Software.

     Section 7.  Acceptance.  Acceptance of the Software occurs upon
                 ----------
installation and successful completion of acceptance testing by your hardware vendor, you or Chartwell if it performs the Software installation service.

     Section 8.  Instructions and Manuals.  Chartwell will furnish you with
                 ------------------------
instructions and manuals outlining procedures you are to follow to install and use the Software. Use and maintenance of the Software in other than the prescribed manner is a breach of this Agreement. We or Chartwell may audit your records and may at reasonable times enter the Facility to verify conformance with prescribed procedures.

     Section 9.  Maintenance.
                 -----------

     (a) HARDWARE. You will obtain all maintenance, repairs or adjustments of Hardware from the manufacturer of the Hardware or its authorized service providers. You will perform all user-required maintenance procedures specified by the manufacturer of the Hardware as and when recommended or required, and will obtain required maintenance from authorized service providers at recommended or required intervals. We have no obligation to maintain the Software unless and until you comply with this paragraph.

     (b) SOFTWARE. So long as you are not in default under this Agreement or the Franchise Agreement, we will cause the Software to function in accordance with its documentation to enable direct communication with the Central Reservation System according to the standards, procedures and protocols we prescribe from time to time.

     (c) HARDWARE FAILURE. We will provide a toll-free telephone number for reporting Software problems. In the event that you are unable to interface with the Central Reservation System because of hardware malfunction, and you are not in default of this Agreement or the Franchise Agreement, we will make good faith efforts to place reservations at the Facility through the use of other means and/or facilities.

     Section 10.  Indemnification.  You will indemnify and hold harmless us,
                  ---------------
Chartwell, our respective affiliates, successors and assigns and each of the respective directors, officers and employees associated with them against all claims of employees, agents, guests, and all other persons and entities, arising out of the operation, use or non-use of the Software. We shall not be liable to you or any other person or entity for personal injury or property loss, including but not limited to, damage to the Facility, as a result of the operation, use or non-use of the Software.

     Section 11.  Software Warranties.  We make the following warranties for the
                  -------------------
Software:

     (1) We warrant that following the Acceptance Date, the Software will perform the functions and operations we specify on your Hardware at the Facility (but no other hardware), provided you follow our written instructions, install updates and modifications and make corrections as directed, and are not in default under this Agreement or the Franchise Agreement. Our sole obligation under this warranty shall be to remedy any nonperformance of the Software within a reasonable time after you report it to us. NEITHER WE NOR Chartwell WARRANTS IN ANY WAY THE PERFORMANCE OR FUNCTIONING OF THE SOFTWARE UNLESS IT IS UTILIZED AS PART OF HARDWARE CERTIFIED BY Chartwell OR AN APPROVED VENDOR. ALL WARRANTIES UNDER THIS SUBSECTION ARE CONTINGENT UPON PROPER USE OF THE EQUIPMENT AND SHALL NOT APPLY IF YOU OR YOUR HARDWARE VENDOR WHO IS NOT AN APPROVED VENDOR FAIL TO COMPLY WITH THE PROVIDED INSTALLATION AND OPERATING INSTRUCTIONS, MAKE OR PERMIT THE UNAUTHORIZED ALTERATION OR REPAIR OF THE HARDWARE OR SOFTWARE, OR FAIL TO IMPLEMENT ALL UPDATES OR CORRECTIONS TO THE SOFTWARE WE MAKE AVAILABLE TO YOU.

     (2) We have the right to license the Software to you under this Agreement and, to the best of our knowledge, the Software does not infringe any Intellectual Property Rights of any third party.

     Section 12.  No Liability for Information.  NEITHER WE NOR Chartwell WILL
                  ----------------------------
BE LIABLE FOR ANY CLAIMS OR DAMAGES RESULTING FROM ANY INCORRECT INFORMATION GIVEN TO US OR TO Chartwell, OR INPUT INTO THE CENTRAL RESERVATION SYSTEM BY ANY PERSON OTHER THAN US OR Chartwell. IN ADDITION, IF WE PERMIT YOU TO UTILIZE THE HARDWARE AND/OR CENTRAL RESERVATION SYSTEM TO COMMUNICATE WITH ANY PERSON BESIDES US, AN AFFILIATE OF OURS, Chartwell, OR OUR FRANCHISEES, WE SHALL NOT BE LIABLE FOR THE INPUT, FORMAT, TRANSMISSION OR MANIPULATION OF ANY INFORMATION SO COMMUNICATED, UNLESS IT IS AFFECTED DUE TO OUR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     Section 13.  No Other Warranties.  NEITHER WE NOR Chartwell MAKE ANY OTHER
                  -------------------
REPRESENTATION OR WARRANTY, AND OFFER NO CONDITION WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR CONDITION ABOUT THE DESIGN OR CONDITION OF THE SOFTWARE, ITS MERCHANTABILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR ITS CONFORMANCE TO THE PROVISIONS AND SPECIFICATIONS OF ANY ORDER OR DOCUMENTATION RELATING THERETO.

     Section 14.  Damage Limitation.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
                  -----------------
IN THIS AGREEMENT, IN NO EVENT SHALL WE, Chartwell, OR ANY PARTY RELATED OR AFFILIATED WITH EITHER Chartwell OR US BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR REVENUES; AND FURTHERMORE, THE LIABILITY OF Chartwell AND US FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNTS PREVIOUSLY PAID BY YOU TO Chartwell FOR THE LICENSE UNDER THIS AGREEMENT.

     Section 15.  Term.  This Agreement will be effective from the date of
                  -----
execution by you and us and shall continue in full force and effect until expiration of the term of your license to operate the Facility under the Franchise Agreement, unless earlier terminated in accordance with this Agreement. The License of the Software and Training Materials commences on the Acceptance Date and expires at the same time your license to operate the Facility under the Franchise Agreements terminates, unless earlier terminated in accordance with this Agreement.

     Section 16.  Your Default.  If any one of these events occurs, then to the
                  ------------
extent permitted by applicable law, we shall have the right to exercise any one or more of the remedies set forth below and/or suspend the Service and related software maintenance service as permitted under the Franchise Agreement: (a) You fail to make any payment when due under this Agreement or the Franchise Agreement; (b) You breach any other covenant, warranty or agreement under this Agreement or the Franchise Agreement and the time to cure the breach expires;
(c) The Software becomes inoperable by your act or omission: or (d) You assign or transfer, or attempt to assign or transfer the Software without Chartwell's consent, except as permitted under the Franchise Agreement or to a financier who leases the Hardware and Software to you immediately after you convey it.

     Section 17.  Termination.  (a) We or Chartwell shall be entitled to
                  -----------
terminate the License immediately: (a) If you violate or attempt to violate
Section 5 of this Agreement; (b) If you default in a payment required pursuant to this Agreement or any other agreement between you and Chartwell or us, and the default continues uncured for a period of 10 days after you are given written notice of default; (c) If you default under any other obligation under this Agreement, and the default continues uncured for a period of 30 days after we give you written notice of default; (d) If the Software is rendered obsolete in our sole judgment based upon technological advances or improvements, changes in the Service or any other reason; or (e) If the license granted under the Franchise Agreement terminates for any reason and is not immediately replaced by an express written agreement between you and us or Chartwell for a license to continue operation of the Facility with the Chain.

     (b) If this Agreement terminates, you will immediately return to us the originals and all copies of the Software and Training Materials unencumbered by any liens or claims. You will certify to Chartwell in writing that the original and all copies have been returned or destroyed. YOU EXPRESSLY WAIVE ANY RIGHT TO NOTICE OF OR A HEARING WITH RESPECT TO REPOSSESSION AND CONSENT TO ENTRY INTO THE FACILITY BY AGENTS OR REPRESENTATIVES REPRESENTING US OR Chartwell OR ANY PREMISES WHERE THE SOFTWARE AND TRAINING MATERIALS MAY BE LOCATED AND REMOVING THEM

WITHOUT JUDICIAL PROCESS. If you fail or refuse to permit the peaceable entry by these agents to take possession of any Software and Training Materials we own, you will be liable for rental of the Software and Training Materials at the rate of $1,000.00 per week from the date of the first attempt to retake it.

     Section 18.  Costs and Expenses.  The non-prevailing party will pay the
                  ------------------
costs and expenses incurred, including reasonable attorneys' fees and the expenses of retaking the Software and Training Materials, incurred by the prevailing party to enforce this Agreement.

     Section 19.  Other Relief.  We may obtain the remedy of injunctive relief
                  ------------
without the posting of a bond if you violate your obligations regarding confidentiality, non-disclosure, transfer or limitations on Software use under this Agreement.

     Section 20.  Force Majeure.  If performance by you or us is delayed or
                  -------------
prevented because of strikes, inability to procure labor or materials, defaults of suppliers or subcontractors, delays or shortages of transportation, failure of power or telephone transmissions, restrictive governmental laws or regulations, weather conditions, or other reasons beyond the reasonable control of the party, then performance of such acts will be excused and the period for performance will be extended for a period equivalent to the period of such delay. Delays or failures to pay resulting from lack of funds will not be deemed delays beyond your reasonable control.

     Section 21.  Notices.  Notices will be effective if reduced to writing and
                  -------
delivered, by next day delivery service, with proof of delivery, by facsimile transmission immediately followed by first class mailing of the original material, or mailed by certified or registered mail, return receipt requested, to the appropriate party at its address in this Agreement or to such party at such address as may be designated by notice in accordance with this Section. Notices will be deemed given on the date delivered or date of attempted delivery, if service is refused.

     Section 22.  Your Forms.  We are not bound by any terms of your purchase
                  ----------
order forms or notices of acceptance which attempt to impose any conditions at variance with our terms and conditions included in this Agreement or in our invoices, standards manuals, technical specifications or elsewhere. Our failure to object to any provision contained in your printed form is not a waiver of any provision of this Agreement.

     Section 23.  Oral Modifications.  This Agreement may not be amended,
                  ------------------
modified or rescinded except in writing, signed by both parties and any attempt to do so shall be void and of no effect.

     Section 24.  Governing Law/Venue.  This Agreement is to be governed by and
                  -------------------
construed in accordance with the laws of the State of New Jersey. You consent to the non-exclusive personal jurisdiction of the New Jersey state courts situated in Morris County, New Jersey and the United States District Court for the District of New Jersey. You waive objection to venue in any such courts.

     Section 25.  Waiver.  If either you or we fail to exercise any right or
                  ------
option at any time under this Agreement, such failure will not be deemed a waiver of the exercise of such right or option at any other time or the waiver of a different right or option. Termination of this Agreement by either we or you will not waive your obligation to make any payments to us under this Agreement.

     Section 26.  Severability.  If any provision of this Agreement is
                  ------------
determined to be void or unenforceable, the provision shall be deemed severed from the Agreement and the remainder of this Agreement shall continue in full force and effect.

     Section 27.  Entire Agreement.  This Agreement supersedes all prior oral
                  ----------------
and written agreements and understandings and constitutes the entire Agreement between the parties with respect to the subject matter hereof.

     Section 28.  No Third Party Beneficiary.  This Agreement is intended for
                  --------------------------
the sole benefit and protection of the named parties, and no other persons or entities shall have any cause of action or right to payments made or received under this Agreement except for any owners of the Software who have licensed or authorized us to sublicense the same to you.

     Section 29.  Successors and Assigns.  This Agreement shall inure to the
                  ----------------------
benefit of and be binding upon the parties, their successors and permitted assigns. Notwithstanding the above, you may not assign this Agreement without our express written consent, except as permitted under the Franchise Agreement.

     Section 30.  Waiver of Jury Trial.  The parties waive the right to a jury
                  --------------------
trial relating to this Agreement or the relationship between the licensor, the licensee, any guarantor and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble to this Agreement,

                                   TRAVELODGE HOTELS, INC.:


ATTEST:__________________________  BY:_________________________________
          (Assistant) Secretary                       (Vice) President



                                   CHARTWELL CANADA HOSPITALITY CORP.


ATTEST:__________________________  BY:_________________________________
          (Assistant) Secretary                       (Vice) President


                                   LICENSEE:
                                   licensee name-


ATTEST:__________________________  BY:_________________________________
                                   licensee signer
                                   contact title

YOUR ADDRESS:  licensee address

ADDRESS FOR DELIVERIES (IF DIFFERENT):

_____________________________________________

                                   APPENDIX A


"ACCEPTANCE DATE" means the date that the Software is accepted and tested successfully as set forth in Section 7 of this Agreement.

"AGREEMENT" means this Reservation Software License Agreement between we and you.

"APPROVED VENDOR" means a vendor of computer hardware that we identify as an Approved Vendor before your purchase of hardware.

"CENTRAL RESERVATION SYSTEM" means the computerized central reservation system that we maintain (directly or by subcontracting with an affiliate or one or more third parties), pursuant to which the Service is provided to you.

"CHAIN" means the guest lodging facilities operating under the Travelodge
System.

"CHARTWELL" means Chartwell Canada Hospitality Corp., a Delaware corporation, and its successors and assignees as master licensee for Canada under that certain Master License Agreement, dated as of September 30, 1996 between us and the Company for Canada.

"EQUIPMENT" means collectively the hardware, the Software and the Training Materials.

"EVENTS OF DEFAULT" means the events listed in Section 16 of this Agreement which may give rise to the remedies set forth in Sections 17 through 19.

"FACILITY" means the Travelodge System guest lodging facility which you are licensed to operate using the Travelodge System under the Franchise Agreement.

"FRANCHISE AGREEMENT" means the License or Franchise Agreement between you and either us or Chartwell Hotels & Resorts, Ltd. granting to you the non-exclusive right to operate the Facility under the Travelodge System.

"HARDWARE" means the computer hardware, including the operating system software, you obtain and dedicate to operation of the Software installed the Facility that conforms to our configuration requirements.

"INTELLECTUAL PROPERTY" OR "INTELLECTUAL PROPERTY RIGHTS" means any patents, copyrights, trade secrets or similar property rights owned by any person or entity in the Software.

"LICENSE" means the non-transferable, non-exclusive right to use the Software and Training Materials granted to you under this Agreement.

"OPENING DATE" means the date on which we authorize you to open the Facility for business identified by the Chain's service marks and under the Travelodge System.

"SERVICE" means the basic service provided by the Central Reservation System for placing and receiving lodging reservations within the Chain, as well as such other services as we may develop and provide in the future, upon conditions including fees which we, in our sole discretion, may place in effect under the Franchise Agreement.

"SOFTWARE" means the computer programs in object code form for our proprietary applications delivered to the hardware vendor or to you from time to time, and any substituted, modified, updated and enhanced versions, releases and additions to previously delivered software pursuant to this Agreement that function to connect the Facility with the Central Reservation System and that may perform additional functions.

"TRAINING MATERIALS" means the various training modules, written materials and audio and video tapes, as enhanced from time to time, which are provided to instruct you in the utilization of the Software.

"WE, "OUR" OR "US" means Travelodge Hotels, Inc., a Delaware corporation, its successors and assigns.

"YOU" means the person or entity set forth in the introductory paragraph of this Agreement, its successors and assigns, as permitted in the Franchise Agreement.

                                   SCHEDULE A

                            TRAVELODGE HOTELS, INC.
                      DESCRIPTION OF HARDWARE AND SOFTWARE

QTY                      DESCRIPTION
---                      -----------
1                        486 CPU with 120 MB IDE Hard Disk Drive (14 ns or
                         faster); 4 MB RAM (70 ns or faster); 1.44 mb 3.5"
                         diskette drive; 2 serial ports (COM1 @ 3F8H IRQ 4, COM2
                         @ 2F8H IRQ 3); 1 parallel port (LPT 1 @ 378H IRQ 7);
                         100 watt power supply (UL APPROVED); MS DOS 5.0 or
                         Higher operating system software.

1                        VGA Color Monitor with 1 MB display adapter

1 UDS Fastalk II or U.S. Robotics Sportster 14.4 Modem, on COM1 with no factory default setting of Auto-Answer.

1                        RS232 Serial Cable

1                        Okidata 320 Microline Printer or equivalent to emulate
                         IBM Proprinter or Epson Dot Matrix, with tractor feed.

1                        10' Parallel Printer Cable

1                        Surge Protector

1                        3.5" Computer Cleaning Kit

1                        Xcellenet Communications Software

1 IBM Disk Operating System Software 5.0 or higher

     The hardware must not include any additional internal or external devices such as a CD-ROM drive, sound board, fax modem, or voice mail. No other applications software should be loaded.

                                   EXHIBIT F


                       ANNUAL BUDGET AND DEVELOPMENT PLAN
                       ----------------------------------



                                 to be attached

                                   EXHIBIT G


                          FORM OF FRANCHISE AGREEMENT
                          ---------------------------



                                 to be attached

                                  EXHIBIT I-A
                               INITIAL AGREEMENTS
                                 GROUP A UNITS

SITE     LOCATION                      ROOMS
----     --------                      -----

7036     Kamloops-Columbia St.            68

8793     Toronto East-Hallcrown Pl.      228

9666     Saskatoon-Circle Dr. West       220

9670     Surrey-King George Hwy           40

9671     Swift Current                    49

9675     Vancouver-Howe St.               66

9676     Vancouver Lion's Gate            61

9677     Vernon-28th Ave.                 38

9679     Sidney-Victoria Airport          52

9683     Winnipeg East-Niakwa             71

9703     Edmonton-Stony Plain Rd.        115

9754     Calgary North-16th Ave. NW       56

9755     Calgary South-Macleod Trail      61

9759     Edmonton Beverly Crest           86

9763     Penticton-Westminster Ave.       34

9766     Salmon Arm-Trans Canada          38

9769     Regina Hotel                    200

9779     Niagara Falls-Near the Falls     81

9780     Niagara Falls Bonaventure       115

9786     Medicine Hat                     92

9787     Maple Ridge-Lougheed Hwy         58

9790     Lethbridge Downtown              32

9792     Langley-88th Ave.                59

9795     Kenora-Hwy 17 East               42
-------  ------------------            -----

  24     Total Group A                 1,962

                                  EXHIBIT I-B

                                 GROUP B UNITS

SITE     LOCATION                       ROOMS
-------  --------                       -----

9667     Scarborough (Toronto E.)         156

9668     Skye-Cape Breton Island           49

9669     Sudbury-Paris St.                140

9672     Toronto Airport-Rexdale Blvd.    174

9674     Richmond-Vancouver Airport       160

9680     Windsor-Huron Church Rd.         138

9681     Windsor-Downtown                 160

9682     Winnipeg Downtown-Colony         156

9750     Barrie-Hart Dr.                   98

9751     Burlington-Walker's Line         116

9752     Calgary Int'l Airport            203

9753     Calgary-Macleod Trail            220

9761     Edmonton South-45th Ave. S       221

9770     Regina East                      181

9775     Ottawa-Queen St.                 177

9776     Oshawa-Champlain Ave.            120

9777     North York-Toronto North         184

9778     North Bay-Seymour St.            100

9784     Mississauga-Toronto West         225

9788     London-Wellington Rd. South      144

9791     Laval-Montreal North             175
9793     Kitchener-King St. East          172

9796     Ingersoll-Samnah Crescent         98

9797     Gloucester-Ottawa East           129

9799     Edmonton West                    108
----     -------------                  -----

  25     Total Group B                  3,804

                                  EXHIBIT I-C

                                 GROUP C UNITS

SITE     LOCATION                                  ROOMS
----     --------                                  -----
7152     Grande Prairie                               120

8768     Courtenay-Island Hwy                          93

8769     Montreal Le Riche Bourg                      199

8770     Nanaimo-N. Terminal Ave.                      78

9673     Mississauga-Toronto Southwest                 85

9678     Victoria-Gorge Rd. East                       73

9702     Charlottetown-Hwy 1 & 2                       61

9704     Montreal-Rue St. Hubert                      147

9705     Niagara Falls-Stanley Ave.                    80

9756     Charlemagne-Chopin                            36

9757     Charlottetown-Hwys 1 & 2                     131

9758     Chilliwack-yale Rd. W.                        82

9760     Edmonton Int'l Airport/Leduc                  65

9762     Moncton-Main St.                              97

9767     Brantford-Royal Garden                        95

9768     Revelstoke-2nd St.                            37

9771     Red Deer-50th Ave.                           136

9772     Sault Ste Marie Suite                         38

9773     Quebec City-Sainte Foy                        81

9781     Montreal-Dorval Int'l Airport                108

9782     Montreal Centre                              242

9785     Merrit-Voght St.                              34

9789     Lethbridge El Rancho                         105

9794     Kingston Lasalle Hotel                        66

9798     Gananoque 1000 Islands                        67

8847     Halifax, NS                                   40

8854     Ottawa                                        45
----     ------                                     -----

  27     Total Group C                              2,441

TOTAL INITIAL AGREEMENTS                TOTAL GUEST ROOMS
------------------------                -----------------

  74                                                8,207